EXHIBIT 10(a)





                           SECOND AMENDED AND RESTATED
                        AGREEMENT OF LIMITED PARTNERSHIP

                                       OF

                              REGENCY CENTERS, L.P.
              (formerly known as Regency Retail Partnership, L.P.)

                                TABLE OF CONTENTS

                                    ARTICLE 1
                                  DEFINED TERMS



                                    ARTICLE 2
                             ORGANIZATIONAL MATTERS

        Section 2.1    Organization; Application of Act  . . . . . . . .   14
        Section 2.2    Name  . . . . . . . . . . . . . . . . . . . . . .   14
        Section 2.3    Registered Office and Agent; Principal Office . .   15
        Section 2.4    Term  . . . . . . . . . . . . . . . . . . . . . .   15

                                    ARTICLE 3
                                     PURPOSE

        Section 3.1    Purpose and Business  . . . . . . . . . . . . . .   15
        Section 3.2    Powers  . . . . . . . . . . . . . . . . . . . . .   15

                                    ARTICLE 4
                    CAPITAL CONTRIBUTIONS; ISSUANCE OF UNITS;
                                CAPITAL ACCOUNTS

        Section 4.1    Capital Contributions of the Partners . . . . . .   16
        Section 4.2    Issuances of Additional Partnership Interests . .   17
        Section 4.3    No Preemptive Rights  . . . . . . . . . . . . . .   18
        Section 4.4    Capital Accounts of the Partners  . . . . . . . .   18

                                    ARTICLE 5
                                  DISTRIBUTIONS

        Section 5.1    Requirement and Characterization of
                       Distributions . . . . . . . . . . . . . . . . . .   20
        Section 5.2    Amounts Withheld  . . . . . . . . . . . . . . . .   21
        Section 5.3    Withholding . . . . . . . . . . . . . . . . . . .   22
        Section 5.4    Distributions Upon Liquidation  . . . . . . . . .   23

                                    ARTICLE 6
                                   ALLOCATIONS

        Section 6.1    Allocations of Net Income and Net Loss  . . . . .   23
        Section 6.2    Special Allocation Rules  . . . . . . . . . . . .   27
        Section 6.3    Allocations for Tax Purposes  . . . . . . . . . .   28

                                    ARTICLE 7
                      MANAGEMENT AND OPERATIONS OF BUSINESS

        Section 7.1    Management  . . . . . . . . . . . . . . . . . . .   30
        Section 7.2    Certificate of Limited Partnership  . . . . . . .   35
        Section 7.3    Restriction on General Partner's Authority  . . .   36
        Section 7.4    Responsibility for Expenses . . . . . . . . . . .   36
        Section 7.5    Outside Activities of the General Partner . . . .   37
        Section 7.6    Contracts with Affiliates . . . . . . . . . . . .   37
        Section 7.7    Indemnification . . . . . . . . . . . . . . . . .   38
        Section 7.8    Liability of the General Partner  . . . . . . . .   39
        Section 7.9    Other Matters Concerning the General Partner  . .   40
        Section 7.10   Title to Partnership Assets . . . . . . . . . . .   41
        Section 7.11   Reliance by Third Parties . . . . . . . . . . . .   41

                                    ARTICLE 8
                   RIGHTS AND OBLIGATIONS OF LIMITED PARTNERS

        Section 8.1    Limitation of Liability . . . . . . . . . . . . .   42
        Section 8.2    Management of Business  . . . . . . . . . . . . .   42
        Section 8.3    Outside Activities of Limited Partners  . . . . .   42
        Section 8.4    Priority Among Partners . . . . . . . . . . . . .   43
        Section 8.5    Rights of Limited Partners Relating to the
                       Partnership . . . . . . . . . . . . . . . . . . .   43
        Section 8.6    Redemption of Units . . . . . . . . . . . . . . .   44
        Section 8.7    Regency's Assumption of Right . . . . . . . . . .   49

                                    ARTICLE 9
                     BOOKS, RECORDS, ACCOUNTING AND REPORTS

        Section 9.1    Records and Accounting  . . . . . . . . . . . . .   49
        Section 9.2    Fiscal Year . . . . . . . . . . . . . . . . . . .   49
        Section 9.3    Reports . . . . . . . . . . . . . . . . . . . . .   49

                                   ARTICLE 10
                                   TAX MATTERS

        Section 10.1   Preparation of Tax Returns  . . . . . . . . . . .   50
        Section 10.2   Tax Elections . . . . . . . . . . . . . . . . . .   50
        Section 10.3   Tax Matters Partner . . . . . . . . . . . . . . .   50
        Section 10.4   Organizational Expenses . . . . . . . . . . . . .   52

                                   ARTICLE 11
                            TRANSFERS AND WITHDRAWALS

        Section 11.1   Transfer  . . . . . . . . . . . . . . . . . . . .   52
        Section 11.2   Transfer of General Partner's Partnership
                       Interests . . . . . . . . . . . . . . . . . . . .   52
        Section 11.3   Limited Partners' Rights to Transfer  . . . . . .   54
        Section 11.4   Substituted Limited Partners  . . . . . . . . . .   56
        Section 11.5   Assignees . . . . . . . . . . . . . . . . . . . .   56
        Section 11.6   General Provisions  . . . . . . . . . . . . . . .   57

                                   ARTICLE 12
                              ADMISSION OF PARTNERS

        Section 12.1   Admission of Successor General Partner  . . . . .   58
        Section 12.2   Admission of Additional Limited Partners  . . . .   58
        Section 12.3   Amendment of Agreement and Certificate  . . . . .   58
        Section 12.4   Representations and Warranties of Additional
                       Limited Partners  . . . . . . . . . . . . . . . .   59

                                   ARTICLE 13
                           DISSOLUTION AND LIQUIDATION

        Section 13.1   Dissolution . . . . . . . . . . . . . . . . . . .   59
        Section 13.2   Winding Up  . . . . . . . . . . . . . . . . . . .   60
        Section 13.3   Compliance with Timing Requirements of
                       Regulations; Allowance for Contingent or
                       Unforeseen Liabilities or Obligations . . . . . .   63
        Section 13.4   Deficit Capital Account Restoration . . . . . . .   64
        Section 13.5   Deemed Distribution and Recontribution  . . . . .   65
        Section 13.6   Rights of Limited Partners  . . . . . . . . . . .   65
        Section 13.7   Notice of Dissolution . . . . . . . . . . . . . .   65
        Section 13.8   Cancellation of Certificate of Limited
                       Partnership . . . . . . . . . . . . . . . . . . .   65
        Section 13.9   Reasonable Time for Winding-Up  . . . . . . . . .   65

                                   ARTICLE 14
                  AMENDMENT OF PARTNERSHIP AGREEMENT; MEETINGS

        Section 14.1   Amendments  . . . . . . . . . . . . . . . . . . .   66
        Section 14.2   Meetings of Limited Partners  . . . . . . . . . .   68

                                   ARTICLE 15
                               GENERAL PROVISIONS

        Section 15.1   Addresses and Notice  . . . . . . . . . . . . . .   69
        Section 15.2   Titles and Captions . . . . . . . . . . . . . . .   69
        Section 15.3   Pronouns and Plurals  . . . . . . . . . . . . . .   69
        Section 15.4   Further Action  . . . . . . . . . . . . . . . . .   69
        Section 15.5   Binding Effect  . . . . . . . . . . . . . . . . .   69
        Section 15.6   Waiver of Partition . . . . . . . . . . . . . . .   69
        Section 15.7   Entire Agreement  . . . . . . . . . . . . . . . .   69
        Section 15.8   Remedies Not Exclusive  . . . . . . . . . . . . .   70
        Section 15.9   Time  . . . . . . . . . . . . . . . . . . . . . .   70
        Section 15.10  Creditors . . . . . . . . . . . . . . . . . . . .   70
        Section 15.11  Waiver  . . . . . . . . . . . . . . . . . . . . .   70
        Section 15.12  Execution Counterparts  . . . . . . . . . . . . .   70
        Section 15.13  Applicable Law  . . . . . . . . . . . . . . . . .   70
        Section 15.14  Invalidity of Provisions  . . . . . . . . . . . .   70

                                   ARTICLE 16
                                POWER OF ATTORNEY

        Section 16.1   Power of Attorney . . . . . . . . . . . . . . . .   70


                                    SCHEDULES

   Schedule 7.8(b)     Regency's PFIC Obligations

   Schedule 8.6(a)     Transfer Restrictions in Regency's Articles of
                       Incorporation

   Schedule 13.4(a) Electing Partners with Deficit Capital Account Make-up Requirement


                                    EXHIBITS


   Exhibit A      Partners, Contributions and Partnership Interests
                  (addresses)

   Exhibit B      Notice of Redemption

   Exhibit C      Security Capital Waiver and Consent Agreement

          SECOND AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP
                                       OF
                              REGENCY CENTERS, L.P.


             THIS SECOND AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP is dated as of March 5, 1998, by and among Regency Realty Corporation, a Florida corporation, as general partner (the "General Partner"), and those additional persons who from time to time agree to be bound by this Agreement as limited partners (the "Limited Partners"), and amends and restates the Amended and Restated Agreement of Limited Partnership of the Partnership dated as of March 7, 1997 (the "Initial Agreement").


                                   Background

        Limited Partners (the "Original Limited Partners") who formerly were partners of Branch Properties, L.P. or its affiliates were admitted to the Partnership on March 7, 1997, and certain partners in partnerships affiliated with Branch Properties, L.P. were admitted to the Partnership in May and June, 1997) as holders of Class A Units (as defined below).

        In connection with the first admission of Class A Unit holders, Regency Atlanta, Inc., which was then the general partner of the Partnership, and Security Capital (as defined below) entered into Amendment No. 1 to the Initial Agreement to permit the holders of Class A Units to redeem their Units prior to the first Subsequent Closing (as defined below) with the consent of the General Partner and Security Capital.

        Regency Realty Corporation ("Regency") has merged with Regency Atlanta, Inc., formerly the General Partner of the Partnership, with Regency being the surviving corporation in the merger, and Regency has caused the merger into the Partnership of its subsidiary, Regency Centers, Inc., which owned at least 35 shopping center properties immediately prior to the merger. Accordingly, Regency is now the General Partner of the Partnership. In addition, the name of the Partnership has been changed to Regency Centers, L.P. Regency intends for the Partnership to be the primary vehicle through which Regency acquires properties from time to time in the future.

        The General Partner wishes to amend and restate the Initial Agreement, as amended, pursuant to authority granted to the General Partner in Section 14.1(b) (i) to provide for admitting Additional Limited Partners (as defined below) to the Partnership from time to time, (ii) to make certain changes of an inconsequential nature to the form of the provisions governing the maintenance of Capital Accounts, and (iii) to delete matters of historical interest that are no longer relevant. Pursuant to Section 4.2, the Limited Partnership Interests (as defined below) of the Additional Limited Partners shall be subordinate to the Limited Partnership Interests of the Original Limited Partners and the holders of the Class A Units.

        NOW, THEREFORE, the General Partner amends and restates the Initial Agreement as follows (matters in italics are agreements with the Original Limited Partners only).

                                    ARTICLE 1
                                  DEFINED TERMS

        The following definitions shall be for all purposes, unless otherwise clearly indicated to the contrary, applied to the terms used in this Agreement.

        "Act" means the Delaware Revised Uniform Limited Partnership Act, as it may be amended from time to time, and any successor to such statute.

        "Additional Limited Partner" means a Person admitted to the Partnership as a Limited Partner pursuant to Section 4.2 hereof and who is shown as such on the books and records of the Partnership.

        "Additional Unit" means a Unit issued to an Original Limited Partner (but not to any holder of a Class A Unit) at a Subsequent Closing pursuant to the Contribution Agreement.

        "Adjusted Capital Account" means the Capital Account maintained for each Partner as of the end of each Partnership Year (i) increased by any amounts which such Partner is obligated to restore pursuant to any provision of this Agreement or is deemed to be obligated to restore pursuant to the penultimate sentences of Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5) and (ii) decreased by the items described in Regulations Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5), and
   1.704-1(b)(2)(ii)(d)(6). The foregoing definition of Adjusted Capital Account is intended to comply with the provisions of Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

        "Adjusted Capital Account Deficit" means, with respect to any Partner, the deficit balance, if any, in such Partner's Adjusted Capital Account as of the end of the relevant Partnership Year.

        "Affiliate" means, with respect to any Person, any Person directly or indirectly controlling, controlled by or under common control with such Person.

        "Agreement" means this Agreement of Limited Partnership, as it may be amended, supplemented or restated from time to time.

        "Articles of Incorporation" means the Amended and Restated Articles of Incorporation of Regency, as filed with the Florida Department of State, as further amended or restated from time to time.

        "Assignee" means a Person to whom one or more Partnership Units have been transferred in a manner permitted under this Agreement, but who has not become a Substituted Limited Partner, and who has the rights set forth in Section 11.5.

        "Available Cash" means with respect to any period for which such calculation is being made,

             (a) all cash revenues and funds received by the Partnership from whatever source (excluding the proceeds of any Capital Contribution other than a Capital Contribution made by the General Partner for the purpose of funding distributions to Limited Partners and excluding Capital Transaction Proceeds) plus the amount of any reduction (including, without limitation, a reduction resulting because the General Partner determines such amounts are no longer necessary) in reserves of the Partnership, which reserves are referred to in clause (b)(iv) below;

             (b) less the sum of the following (except to the extent made with the proceeds of any Capital Contribution and except to the extent taken into account in determining Capital Transaction Proceeds), all of which shall be paid subject to Section 7.1(h):

                  (i) all interest, principal and other debt payments made during such period by the Partnership,

                  (ii) all other cash expenditures (including capital
             expenditures) made by the Partnership during such period,

                  (iii) investments in any entity (including loans made thereto) to the extent that such investments are not otherwise described in clauses (b)(i) or (ii), and

                  (iv) the amount of any increase in reserves established
             during such period which the General Partner determines is necessary or appropriate in its sole and absolute discretion.

   Notwithstanding the foregoing, Available Cash shall not include any cash received or reductions in reserves, or take into account any disbursements made or reserves established, after commencement of the dissolution and liquidation of the Partnership.

        "Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in New York City, New York are authorized or required by law to close.

        "Capital Account" means the Capital Account maintained for a Partner pursuant to Section 4.4 hereof.

        "Capital Contribution" means, with respect to any Partner, any cash, cash equivalents or the value (as set forth by separate agreement) of property which such Partner contributes or is deemed to contribute to the Partnership pursuant to Section 4.1 or 4.2 hereof and which shall be treated as a contribution to the Partnership pursuant to Section 721(a) of the Code.

        "Capital Transaction" means a sale, exchange or other disposition (other than in liquidation of the Partnership) or a financing or refinancing by the Partnership (which shall not include any loan or financing to the General Partner as permitted by Section 7.1(a)(iii)) of a Partnership asset or any portion thereof.

        "Capital Transaction Proceeds" means the net cash proceeds of a Capital Transaction, after deducting all expenses incurred in connection therewith and after application of any proceeds, at the sole discretion of the General Partner, toward the payment of any indebtedness of the Partnership secured by the property that is the subject of that Capital Transaction, the purchase, improvement or expansion of Partnership property, or the establishment of any reserves deemed reasonably necessary by the General Partner; provided, however, that if the Partnership obtains financing for Partnership properties for which no permanent financing has previously been obtained, the proceeds of such financing shall not be deemed to be Capital Transaction Proceeds if and to the extent that the General Partner determines to reinvest such proceeds in additional and existing real property investments of the Partnership.

        "Cash Amount" means an amount of cash arrived at by multiplying (i) the number of Partnership Units that are the subject of a Notice of Redemption times (ii) the Unit Adjustment Factor times (iii) the Value on the Valuation Date of a Share.

        "Certificate" means the Certificate of Limited Partnership relating to the Partnership filed in the office of the Secretary of State of the State of Delaware, as amended from time to time in accordance with the terms hereof and the Act.

        "Class A Units" means the Partnership Interest in the Partnership issued pursuant to Section 4.2 hereof which has the same rights as the Original Limited Partnership Units (including the right to vote together with the Original Limited Partners as a class, to receive distributions pursuant to Article 5 and to receive allocations pursuant to Article 6), except (i) the holder of such a Class A Unit shall not have the right to receive Additional Units hereunder and (ii) the Redemption Rights with respect to Class A Units shall be subordinate as set forth in Sections 8.6(a), 8.6(c)(i) and 8.6(c)(ii) hereof.

        "Class B Units" means the Partnership Interest in the Partnership owned by a Partner (including the General Partner or any Affiliate of Regency other than a Property Affiliate), other than an Original Limited Partner, an Additional Limited Partner and the holders of Class A Units. As provided in Sections 5.1(a) and 5.1(b), the distribution rights for the Class B Units are subordinate to the distribution rights for the Original Limited Partnership Units, Class A Units and Class 2 Units.

        "Class 2 Units" means the Partnership Interest in the Partnership issued pursuant to Section 4.2 hereof to a Limited Partner other than an Original Limited Partner or the holders of the Class A Units. As provided in Section 5.2, the distribution rights of the Class 2 Units are subordinate to the distribution rights of the Original Limited Partnership Units and the Class A Units but senior to distribution rights of the Class B Units.

        "Closing Date" has the meaning set forth in the Contribution
   Agreement.

        "Code" means the Internal Revenue Code of 1986, as amended. Any reference herein to a specific section or sections of the Code shall be deemed to include a reference to any corresponding provision of future law.

        "Common Stock" means the voting Common Stock, $0.01 par value, of Regency.

        "Consent" means with respect to Limited Partners holding any class of Units, the written consent of those Limited Partners holding a majority of such Units at the time in question. Consent of the Original Limited Partners means the written consent of Original Limited Partners holding a majority of the Original Limited Partnership Units outstanding at the time in question. Consent of the Limited Partners means the written consent of the Original Limited Partners and the Additional Limited Partners holding a majority of the Units outstanding at the time in question.

        "Contribution Agreement" means that certain Contribution Agreement and Plan of Reorganization, dated as of February 10, 1997, by and among Branch Properties, L.P., Branch Realty Inc. and Regency.

        "Cumulative Unpaid Accrued Return Account" means, with respect to any Original or Additional Limited Partner, an amount equal to (i) the interest that would accrue at the Prime Rate plus two percent (2%) on such Partner's Cumulative Unpaid Priority Distribution Account outstanding from time to time, less (ii) the cumulative amount of Available Cash and the cumulative amount of any Capital Transaction Proceeds distributed with respect to the Limited Partnership Units of such Partner in reduction of such Cumulative Unpaid Accrued Return Account pursuant to Sections 5.1(a)(ii), 5.1(a)(v), 5.1(b)(i) and 5.1(b)(iii).

        "Cumulative Unpaid Priority Distribution Account" means, with respect to any Original or Additional Limited Partner an amount equal to (i) the aggregate of all Priority Distribution Amounts for Limited Partnership Units held by such Partner, less (ii) the cumulative amount of Available Cash and the cumulative amount of any Capital Transaction Proceeds distributed with respect to such Limited Partnership Units of such Partner in reduction of such Cumulative Unpaid Priority Distribution Account pursuant to Sections 5.1(a)(i), 5.1(a)(iii), 5.1(a)(iv), 5.1(a)(vi),
   5.1(b)(ii) and 5.1(b)(iv).

        "Depreciation" means for each Partnership Year or other period, an amount equal to the federal income tax depreciation, amortization, or other cost recovery deduction allowable with respect to an asset for such year or other period, except that if the Gross Asset Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such year or other period, Depreciation shall be an amount which bears the same ratio to such beginning Gross Asset Value as the federal income tax depreciation, amortization, or other cost recovery deduction for such year bears to such beginning adjusted tax basis; provided, however, that if the federal income tax depreciation, amortization, or other cost recovery deduction for such year is zero, Depreciation shall be determined with reference to such beginning Gross Asset Value using any reasonable method selected by the General Partner, except that in the case of a zero basis property contributed by an Original Limited Partner, such property shall be depreciated for book purposes over a period of not more than ten years.

        "Event of Dissolution" has the meaning set forth in Section 13.1.

        "First Closing" has the meaning set forth in the Contribution
   Agreement.

        "General Partner" means Regency Realty Corporation or its permitted successors as a general partner of the Partnership.

        "General Partnership Interest" means a Partnership Interest held by a General Partner that is a general partnership interest. A General Partnership Interest may be expressed as a number of Class B Units.

        "Gross Asset Value" means with respect to any asset, the asset's adjusted basis for federal income tax purposes, except as follows:

             (a) The initial Gross Asset Value of any asset contributed by a Partner to the Partnership shall be the fair market value (exclusive of liabilities) of such asset, as determined by the General Partner, unless required to be determined in some other manner herein;

             (b) The Gross Asset Values of all Partnership assets shall be adjusted to equal their respective fair market values (exclusive of liabilities), as determined by the General Partner, as of the following times: (i) the acquisition of an additional interest in the Partnership by any new or existing Partner in exchange for more than a de minimis capital contribution; (ii) the distribution by the Partnership to a Partner of more than a de minimis amount of property as consideration for an interest in the Partnership; and (iii) the liquidation of the Partnership within the meaning of Regulations
        Section 1.704-1(b)(2)(ii)(g); provided, however, that adjustments pursuant to clauses (i) and (ii) above shall be made only if the General Partner reasonably determines that such adjustments are necessary or appropriate to reflect the relative economic interests of the Partners in the Partnership;

             (c) The Gross Asset Value of any Partnership asset distributed to any Partner shall be adjusted to equal the fair market value (exclusive of liabilities) of such asset on the date of distribution as determined by the General Partner; and

             (d) The Gross Asset Values of Partnership assets shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Code Section 734(b) or Code Section 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Regulations
        Section 1.704-1(b)(2)(iv)(m); provided, however, that Gross Asset Values shall not be adjusted pursuant to this paragraph (d) to the extent the General Partner determines that an adjustment pursuant to paragraph (b) above is necessary or appropriate in connection with a transaction that would otherwise result in an adjustment pursuant to this paragraph (d).

   If the Gross Asset Value of an asset has been determined or adjusted pursuant to paragraphs (a), (b), or (d) above, such Gross Asset Value shall thereafter be adjusted by the Depreciation taken into account with respect to such asset for purposes of computing profits and losses.

        "Immediate Family" means, with respect to any natural Person, such natural Person's spouse, parents, descendants, nephews, nieces, brothers and sisters and trusts for the benefit of any of the foregoing.

        "Incapacity" or "Incapacitated" means, (i) as to any individual Partner, death, total physical disability or entry by a court of competent jurisdiction adjudicating him incompetent to manage his Person or his estate; (ii) as to any corporation which is a Partner, the filing of a certificate of dissolution, or its equivalent, for the corporation or the revocation of its charter; (iii) as to any partnership which is a Partner, the dissolution and commencement of winding up of the partnership; (iv) as to any estate which is a Partner, the distribution by the fiduciary of the estate's entire interest in the Partnership; (v) as to any trustee of a trust which is a Partner, the termination of the trust (but not the substitution of a new trustee); or (vi) as to any Partner, the bankruptcy of such Partner. For purposes of this definition, bankruptcy of a Partner shall be deemed to have occurred when the Partner (a) makes an assignment for the benefit of creditors, (b) files a voluntary petition in bankruptcy, (c) is adjudged a bankrupt or insolvent, or has entered against him an order of relief in any bankruptcy or insolvency proceeding,
   (d) files a petition or answer seeking for himself any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute, law or regulation, (e) files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against him in any proceeding of this nature, (f) seeks, consents to or acquiesces in the appointment of a trustee, receiver or liquidator of the Partner or of all or any substantial part of his properties, (g) is the debtor in any proceeding seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute, law or regulation, which has not been dismissed within 120 days after the commencement thereof, or (h) is the subject of a proceeding whereby a trustee, receiver or liquidator is appointed for the Partner or all or any substantial part of its properties without the Partner's consent or acquiescence of a trustee, receiver or liquidator, and such appointment has not been vacated or stayed within 90 days after the appointment or such appointment is not vacated within 90 days after the expiration of any such stay.

        "Indemnitee" means (i) any Person made a party to a proceeding by reason of his status as (a) the General Partner, (b) a Limited Partner or
   (c) a director or officer of the Partnership or a Partner, and (ii) such other Persons (including Affiliates of the General Partner or the Partnership) acting in good faith on behalf of the Partnership as determined by the General Partner in its good faith judgment other than for any action by such Person involving fraud, willful misconduct or gross negligence.

        "IRS" means the Internal Revenue Service, which administers the internal revenue laws of the United States.

        "Limited Partner" means any Person named as a Limited Partner in Exhibit A attached hereto, as such Exhibit may be amended from time to time in accordance with the terms of this Agreement, or any Substituted Limited Partner or Additional Limited Partner, in such Person's capacity as a Limited Partner in the Partnership.

        "Limited Partnership Interest" means a Partnership Interest of a Limited Partner in the Partnership representing a fractional part of the Partnership Interests of all Limited Partners and includes any and all benefits to which the holder of such a Partnership Interest may be entitled as provided in this Agreement, together with all obligations of such Person to comply with the terms and provisions of this Agreement. A Limited Partnership Interest may be expressed as a number of Original Limited Partnership Units, Class A Units, Class 2 Units or Class B Units as provided herein.

        "Liquidating Transaction" means any sale or other disposition of all or substantially all of the assets of the Partnership following the adoption by the General Partner of a plan of liquidation for the Partnership.

        "Liquidator" has the meaning set forth in Section 13.2.

        "Management Business" has the meaning set forth in Section 7.1(g).

        "Net Income" and "Net Loss" means for any taxable period, an amount equal to the Partnership's taxable income or loss for such taxable period determined in accordance with Section 703(a) of the Code (for this purpose all items of income, gain, loss or deduction required to be stated separately pursuant to Section 703(a)(1) of the Code shall be included in taxable income or loss), with the following adjustments:

             (a) Except as otherwise provided in Regulations Section 1.704-1(b)(2)(iv)(m), the computation of all items of income, gain, loss and deduction shall be made without regard to any election under
        Section 754 of the Code which may be made by the Partnership; provided, that the amounts of any adjustments to the adjusted bases of the assets of the Partnership made pursuant to Section 734 of the Code as a result of the distribution of property by the Partnership to a Partner (to the extent that such adjustments have not previously been reflected in the Partners' Capital Accounts) shall be reflected in the Capital Accounts of the Partners in the manner and subject to the limitations prescribed in Regulations Section 1.704-1(b)(2)(iv)(m).

             (b) Any income of the Partnership that is exempt from federal income tax and not otherwise taken into account in computing Net Income or Net Loss pursuant to this definition shall be added to such Net Income or Net Loss.

             (c) The computation of all items of income, gain, loss and deduction shall be made without regard to the fact that items described in Sections 705(a)(1)(B) or 705(a)(2)(B) of the Code are not includable in gross income or are neither currently deductible nor capitalized for federal income tax purposes.

             (d) Any income, gain or loss attributable to the taxable disposition of any Partnership property shall be determined as if the adjusted basis of such property as of such date of disposition were equal in amount to the Partnership's Gross Asset Value with respect to such property as of such date.

             (e) In lieu of the depreciation, amortization, and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such fiscal year.

             (f) In the event the Gross Asset Value of any Partnership asset is adjusted pursuant to clause (b) or (c) of the definition thereof, the amount of any such adjustment shall be taken into account as gain or loss from the disposition of such asset and shall be allocated pursuant to Section 6.2(g).

             (g) Any items specially allocated under Sections 6.2 and 6.3 hereof shall not be taken into account.

        "Non-U.S. Person" means with respect to the acquisition, ownership or transfer of any Partnership Interest or Shares, the direct or indirect acquisition or ownership thereof by or a transfer that results in the direct or indirect ownership thereof by any Person who is not (i) a citizen or resident of the United States, (ii) a partnership or corporation created or organized in the United States or under the laws of the United States or any state therein (including the District of Columbia), or (iii) a foreign estate or trust within the meaning of
   Section 7701(a)(31) of the Code.

        "Nonrecourse Deductions" has the meaning set forth in Regulations
   Section 1.704-2(b)(1), and the amount of Nonrecourse Deductions for a Partnership Year shall be determined in accordance with the rules of Regulations Section 1.704-2(c).

        "Nonrecourse Liability" has the meaning set forth in Regulations
   Section 1.752-1(a)(2).

        "Notice of Redemption" means the Notice of Redemption, Security Agreement and Investor Questionnaire substantially in the form of Exhibit B to this Agreement, as it may be amended from time to time by the General Partner effective upon written notice to the Limited Partners.

        "Option Date" means the four hundred twentieth (420th) day after the date of the First Closing.

        "Original Limited Partner" means the Partners who received Original Limited Partnership Units distributed by Branch Properties, L.P. to its respective partners pursuant to the Contribution Agreement. The Original Limited Partners are listed on Exhibit A attached hereto. The term "Original Limited Partner" shall also include any permitted transferee of an Original Limited Partner pursuant to Section 11.3 other than the General Partner or any Affiliate of the General Partner other than a Property Affiliate.

        "Original Limited Partnership Unit" means a Partnership Unit (including any Additional Units) issued to an Original Limited Partner. The term "Original Limited Partnership Unit" does not include or refer to any Class A Units, Class 2 Units or Class B Units.

        "Partner" means a General Partner or a Limited Partner, and "Partners" means the General Partner and the Limited Partners.

        "Partner Minimum Gain" means an amount, with respect to each Partner Nonrecourse Debt, equal to the Partnership Minimum Gain that would result if such Partner Nonrecourse Debt were treated as a Nonrecourse Liability, determined in accordance with Regulations Section 1.704-2(i)(3).

        "Partner Nonrecourse Debt" has the meaning set forth in Regulations
   Section 1.704-2(b)(4).

        "Partner Nonrecourse Deductions" has the meaning set forth in Regulations Section 1.704-2(i)(2), and the amount of Partner Nonrecourse Deductions with respect to a Partner Nonrecourse Debt for a Partnership Year shall be determined in accordance with the rules of Regulations
   Section 1.704-2(i)(2).

        "Partnership" means the limited partnership formed under the Act and pursuant to this Agreement, and any successor thereto.

        "Partnership Interest" means an ownership interest in the Partnership representing a Capital Contribution and includes any and all benefits to which the holder of such a Partnership Interest may be entitled as provided in this Agreement, together with all obligations of such Person to comply with the terms and provisions of this Agreement. A Partnership Interest may be expressed as a number of Original Limited Partnership Units, Class A Units, Class 2 Units or Class B Units.

        "Partnership Minimum Gain" has the meaning set forth in Regulations
   Section 1.704-2(b)(2), and the amount of Partnership Minimum Gain, as well as any net increase or decrease in Partnership Minimum Gain, for a Partnership Year shall be determined in accordance with the rules of Regulations Section 1.704-2(d).

        "Partnership Record Date" means the record date established by the General Partner for the distribution of Available Cash pursuant to Section
   5.1 hereof, which record date shall be the same as the record date established by Regency for a dividend to the holders of Common Stock.

        "Partnership Unit" or "Unit" means the Partnership Interest in the Partnership to be issued to and held by the Limited Partners pursuant to Sections 4.1 and 4.2. The ownership of Units may be evidenced by such form of certificate as the General Partner may determine, in its discretion, and the transfer of the Units evidenced by such certificates shall be governed by Article 11.

        "Partnership Year" means the fiscal year of the Partnership, which shall be the calendar year.

        "Percentage Interest" means, as to a Partner, its interest in the Partnership as determined by dividing (i) the Original Limited Partnership Units, Class A Units, Class 2 Units and Class B Units owned by such Partner by (ii) the total number of Original Limited Partnership Units, Class A Units, Class 2 Units and Class B Units then outstanding and as specified in Exhibit A attached hereto, as such Exhibit may be amended from time to time in accordance with the terms of this Agreement.

        "Person" means an individual or a corporation, limited liability company, partnership, trust, unincorporated organization, association or other entity.

        "Pledged Units" has the meaning set forth in Section 8.6(f) with respect to Original Limited Partnership Units and means any other Units pledged by an Additional Limited Partner to the Partnership or the General Partner, whether pursuant to this Agreement or by separate agreement.

        "Property Affiliate" means a Person, other than any Subsidiary of Regency, who contributed property in exchange for a Limited Partnership Interest and who may be deemed an Affiliate of the General Partner, e.g., because such person is a director of Regency or owns a significant number of Units or shares of Regency stock.

        "Prime Rate" means, on any date, a fluctuating rate of interest per annum equal to the rate of interest most recently established by Wachovia Bank of Georgia, N.A. at its Atlanta, Georgia office (or, at the General Partner's election, another major lender to the Partnership, at the office with which the Partnership deals), as its prime rate of interest for loans in United States dollars.

        "Priority Distribution Amount" means with respect to an Original Limited Partnership Unit or a Class 2 Unit outstanding on a Partnership Record Date (i) the cash dividend per share of Common Stock (including any dividend designated by Regency as capital gain pursuant to Section 857(b)(3)(C) of the Code) declared by Regency on the Partnership Record

   Date, multiplied by (ii) the Unit Adjustment Factor in effect on such Partnership Record Date except that on the first Partnership Record Date that occurs with respect to a Class 2 Unit, the General Partner may require that the Priority Distribution Amount be prorated to the extent that the Unit has not been outstanding each day since the immediately preceding Partnership Record Date.

        "Recapture Income" means any gain recognized by the Partnership (computed without regard to any adjustment required by Section 734 or Section 743 of the Code) upon the disposition of any property or asset of the Partnership, which gain is characterized as ordinary income because it represents the recapture of deductions previously taken with respect to such property or asset.

        "Recourse Liabilities" has the meaning set forth in Regulations
   Section 1.752-1(a)(1).

        "Redeeming Partner" means a Limited Partner who duly exercised a Redemption Right.

        "Redemption Amount" means the Share Amount or, as determined by the General Partner in its sole and absolute discretion after the Option Date, the Cash Amount or any combination of the Share Amount and the Cash Amount. As provided in Section 8.6(b), in the event a Specified Redemption Date occurs on or before the Option Date, then the General Partner shall be required to cause the Partnership to issue the Share Amount (and not the Cash Amount) in satisfaction of the Redemption Amount, except as otherwise provided in Section 8.6(c).

        "Redemption Right" with respect to the Original Limited Partners and the holders of Class A Units has the meaning set forth in Section 8.6(a) hereof and with respect to Additional Limited Partners means any right granted to such Partners by separate agreement of the Partnership to redeem such Partners' Limited Partnership Interests.

        "Regency" means Regency Realty Corporation, a Florida corporation.

        "Regulations" means the Income Tax Regulations, including the Temporary Regulations, promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

        "REIT" means a real estate investment trust under Section 856 of the Code.

        "Securities Act" means the Securities Act of 1933, as amended.

        "Security Capital" means Security Capital U.S. Realty, a Luxembourg corporation, Security Capital Holdings, S.A., a Luxembourg corporation, and their Affiliates.

        "Share Amount" means a number of Shares arrived at by multiplying (i) the number of Partnership Units that are the subject of a Notice of Redemption times (ii) the Unit Adjustment Factor.

        "Shares" means (i) the Common Stock of Regency, and (ii) any securities issuable with respect to Shares as a result of the application of Section 11.2(b).

        "Specified Redemption Date" means the later of (i) 5:00 p.m. Eastern time, on the date specified by the Redeeming Partner in such Partner's Notice of Redemption, or (ii) the close of business, Eastern time, on the first Business Day after the date in clause (i) if such date is not a Business Day, or (iii) 5:00 p.m. Eastern time, on the tenth Business Day after receipt by the General Partner of a Notice of Redemption.

        "Subsequent Closing" has the meaning set forth in the Contribution Agreement.

        "Subsidiary" means, with respect to any Person, any corporation or other entity of which a majority of (i) the voting power of the voting equity securities or (ii) the outstanding equity interests is owned, directly or indirectly, by such Person.

        "Substituted Limited Partner" means a Person who is admitted as a Limited Partner to the Partnership pursuant to Section 11.4.

        "Transaction" has the meaning set forth in Section 11.2(b).

        "Unit Adjustment Factor" means initially 1.0; provided that, in order to prevent dilution of the Redemption Right, in the event that Regency (i) declares or pays a dividend on its outstanding Common Stock in Common Stock or makes a distribution to all holders of its outstanding Common Stock in Common Stock, (ii) subdivides its outstanding Common Stock, or
   (iii) combines its outstanding Common Stock into a smaller number of shares, the Unit Adjustment Factor shall be adjusted by multiplying the Unit Adjustment Factor by a fraction, the numerator of which shall be the number of Shares issued and outstanding on the record date (assuming for such purposes that such dividend, distribution, subdivision or combination has occurred as of such time), and the denominator of which shall be the actual number of Shares (determined without the above assumption) issued and outstanding on the record date for such dividend, distribution, subdivision or combination. Any adjustment to the Unit Adjustment Factor shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event.

        "Valuation Date" means the date of receipt by the General Partner of a Notice of Redemption or, if such date is not a Business Day, the first Business Day thereafter.

        "Value" means, with respect to a Share, the average of the daily market price of the Common Stock for the ten (10) consecutive trading days immediately preceding the Valuation Date. The market price for each such trading day shall be: (i) if the Common Stock is listed or admitted to trading on any securities exchange or the Nasdaq-National Market, the closing price, regular way, on such day, or if no such sale takes place on such day, the average of the closing bid and asked prices on such day,
   (ii) if the Common Stock is not listed or admitted to trading on any securities exchange or the Nasdaq-National Market, the last reported sale price on such day or, if no sale takes place on such day, the average of the closing bid and asked prices on such day, as reported by a reliable quotation source designated by the General Partner, or (iii) if the Common Stock is not listed or admitted to trading on any securities exchange or the Nasdaq-National Market and no such last reported sale price or closing bid and asked prices are available, the average of the reported high bid and low asked prices on such day, as reported by a reliable quotation source designated by the General Partner, or if there shall be no bid and asked prices on such day, the average of the high bid and low asked prices, as so reported, on the most recent day (not more than 10 days prior to the date in question) for which prices have been so reported; provided, that if there are no bid and asked prices reported during the 10 days prior to the date in question, the Value of the Common Stock shall be determined by Regency's board of directors acting in good faith on the basis of such quotations and other information as it considers, in its reasonable judgment, appropriate.

                                    ARTICLE 2
                             ORGANIZATIONAL MATTERS

        Section 2.1    Organization; Application of Act.

             (a) Organization and Formation of Partnership. The Partnership has been formed as a limited partnership under the Act, the initial general and limited partners have withdrawn from the Partnership and the General Partner and the Limited Partners do hereby amend and restate this Agreement to provide for the continuation of the Partnership according to all of the terms and provisions of this Agreement and otherwise in accordance with the Act. The General Partner is the sole general partner and the Limited Partners are the sole limited partners of the Partnership.

             (b) Application of Act. The Partnership is a limited partnership pursuant to the provisions of the Act and upon the terms and conditions set forth in this Agreement. Except as expressly provided herein to the contrary, the rights and obligations of the Partners and the administration and termination of the Partnership shall be governed by the Act. No Partner has any interest in any Partnership property, and the Partnership Interest of each Partner shall be personal property for all purposes.

        Section 2.2 Name. The name of the Partnership is Regency Centers, L.P. The Partnership's business may be conducted under any other name or names deemed advisable by the General Partner, including the name of the General Partner or any Affiliate thereof. The words "Limited Partnership," "L.P.," "Ltd." or similar words or letters shall be included in the Partnership's name where necessary for the purposes of complying with the laws of any jurisdiction that so requires. The General Partner in its sole and absolute discretion may change the name of the Partnership at any time and from time to time and shall promptly notify the Limited Partners of such change; provided, that the name of the Partnership may not be changed to include the name, or any variant thereof, of any Limited Partner without the written consent of that Limited Partner.

        Section 2.3 Registered Office and Agent; Principal Office. The address of the registered office of the Partnership in the State of Delaware is located at 1013 Centre Road, City of Wilmington, County of New Castle, Delaware 19801, and the registered agent for service of process on the Partnership in the State of Delaware at such registered office is Corporation Service Company. The principal office of the Partnership is 121 W. Forsyth Street, Suite 200, Jacksonville, Florida 32202, or such other place as the General Partner may from time to time designate by notice to the Limited Partners. The Partnership may maintain offices at such other place or places within or outside the State of Florida as the General Partner deems advisable.

        Section 2.4 Term. The term of the Partnership shall commence on the date hereof and shall continue until December 31, 2097, unless it is dissolved sooner pursuant to the provisions of Article 13 or as otherwise provided by law.

                                    ARTICLE 3
                                     PURPOSE

        Section 3.1 Purpose and Business. The purpose and nature of the business to be conducted by the Partnership is (i) to conduct any business that may be lawfully conducted by a limited partnership organized pursuant to the Act and in connection therewith to sell or otherwise dispose of Partnership assets, (ii) to enter into any partnership, joint venture or other similar arrangement to engage in any of the foregoing or the ownership of interests in any entity engaged in any of the foregoing and
   (iii) to do anything necessary or incidental to the foregoing which, in each case, is not in breach of this Agreement; provided, however, that each of the foregoing clauses (i), (ii), and (iii) shall be limited and conducted in such a manner as to permit Regency at all times to be classified as a REIT, unless Regency provides notice to the Partnership that it intends to cease or has ceased to qualify as a REIT.

        Section 3.2 Powers. The Partnership is empowered to do any and all acts and things necessary, appropriate, proper, advisable, incidental to or convenient for the furtherance and accomplishment of the purposes and business described herein and for the protection and benefit of the Partnership; provided, however, that the Partnership shall not take, or refrain from taking, any action which, in the judgment of the General Partner, (i) could adversely affect the ability of Regency to continue to qualify as a REIT, unless Regency provides notice to the Partnership that it intends to cease or has ceased to qualify as a REIT, (ii) could subject Regency to any additional taxes under Section 857 or Section 4981 of the Code or (iii) could violate any law or regulation of any governmental body or agency having jurisdiction over the General Partner, Regency or their securities, unless such action (or inaction) shall have been specifically consented to by the General Partner in writing.

                                    ARTICLE 4
                    CAPITAL CONTRIBUTIONS; ISSUANCE OF UNITS;
                                CAPITAL ACCOUNTS

        Section 4.1    Capital Contributions of the Partners.

             (a) Initial Capital Contributions of Original Limited Partners. Branch Properties, L.P. has contributed property to the Partnership which shall be deemed to have been contributed by its respective partners as Original Limited Partners. The Original Limited Partners who have not exercised a Redemption Right with respect to all their Units are set forth on Exhibit A, together with the respective amounts of the Capital Contributions deemed to have been made by them and their respective Percentage Interests. The holders of Class A Units who have not exercised a Redemption Right with respect to all their Class A Units are set forth on Exhibit A, together with the respective amounts of the Capital Contributions deemed to have been made by them and their respective Percentage Interests. Percentage Interests of the Original Limited Partners and the holders of the Class A Units shall be adjusted in Exhibit A from time to time by the General Partner to the extent permitted by this Agreement to reflect accurately redemptions, Capital Contributions, the issuance of Additional Units, Class 2 Units or Class B Units, or similar events having an effect on a Partner's Percentage Interest. The number of Units (but not the number of Class A Units) shall be increased and the Percentage Interests adjusted in the event that and each time that a Subsequent Closing occurs. Any Partnership Interests held by the General Partner or any Affiliate other than a Property Affiliate (including Partnership Interests acquired under Sections 4.2, 8.6 and 8.7) shall be Class B Units.

             (b) Initial Capital Contributions of Class 2 Unit Holders. Pursuant to authority granted by Section 4.2, the General Partner may issue Class 2 Units from time to time to Additional Limited Partners who contribute property to the Partnership. The distribution rights for the Class 2 Units shall be subordinate to the distribution rights of the Original Limited Partnership Units and the Class A Units but senior to the distribution rights of the Class B Units. Exhibit A shall be amended from time to time to reflect the admission of such Additional Limited Partners to the Partnership, the number of Class 2 Units issued to each such Additional Limited Partner and the respective Capital Contributions and Percentage Interests of each.

             (c) Capital Contributions by General Partner. The General Partner has contributed cash to the Partnership in the amount set forth on Exhibit A in exchange for the number of Class B Units set forth thereon. The General Partner also owns the number of Class B Units set forth on Exhibit A which were acquired by Regency upon the exchange by Regency of Shares pursuant to the exercise by former Limited Partners of Redemption Rights.

             (d) Additional Capital Contributions or Assessments. No Partner shall be assessed or be required to contribute additional funds or other property to the Partnership, except for any such amounts which a Limited Partner may be obligated to repay under
        Section 5.3 or Section 13.4 and such amounts which the General Partner may be obligated to contribute as provided under Section 7.1(a)(iii). Any additional funds required by the Partnership, as determined by the General Partner in its reasonable business judgment, may, at the option of the General Partner and without an obligation to do so, be contributed by the General Partner as additional Capital Contributions. If and as the General Partner or any other Partner makes additional Capital Contributions to the Partnership, each such Partner shall receive Class 2 Units, Class B Units or other Partnership Interests, subject to the provisions of
        Section 4.2, and such Partner's Capital Account shall be adjusted as provided in Section 4.4.

             (e) Return of Capital Contributions. Except as otherwise expressly provided herein, the Capital Contribution of each Partner will be returned to that Partner only in the manner and to the extent provided in Article 5 and Article 13 hereof, and no Partner may withdraw from the Partnership or otherwise have any right to demand or receive the return of its Capital Contribution to the Partnership (as such), except as specifically provided herein. Under circumstances requiring a return of any Capital Contribution, no Partner shall have the right to receive property other than cash, except as specifically provided herein. No Partner shall be entitled to interest on any Capital Contribution or Capital Account notwithstanding any disproportion therein as between the Partners. Except as specifically provided herein, the General Partner shall not be liable for the return of any portion of the Capital Contribution of any Limited Partner, and the return of such Capital Contributions shall be made solely from Partnership assets. The General Partner may, but shall not be obligated to, make Capital Contributions for the purpose of enabling the Partnership to make distributions of Available Cash to Limited Partners.

             (f) Liability of Limited Partners. No Limited Partner shall have any further personal liability to contribute money to, or in respect of, the liabilities or the obligations of the Partnership, nor shall any Limited Partner be personally liable for any obligations of the Partnership, except as otherwise provided in
        Section 4.1(d) or in the Act. No Limited Partner shall be required to make any contributions to the capital of the Partnership other than its Capital Contribution.

        Section 4.2 Issuances of Additional Partnership Interests. The Contribution Agreement sets forth the provisions upon which Additional Units shall be issued to the Original Limited Partners, and separate agreements relating to the admission of Additional Limited Partners set forth the provisions, if any, upon which any additional Class 2 Units shall be issued to Additional Limited Partners in the form of earn-out or as consideration for additional assets to be contributed by such Additional Limited Partners to the Partnership. The General Partner and Regency (i) shall cause the Additional Units to be issued to the Original Limited Partners as set forth in the Contribution Agreement, (ii) shall cause the additional Class 2 Units to be issued to the Additional Limited Partners entitled to receive the same, and (iii) shall cause the amendment of this Agreement to reflect the issuance of any such Additional Units and additional Class 2 Units. Subject to the restrictions set forth below, the General Partner is hereby authorized to cause the Partnership at any time or from time to time to issue to the Partners or to other Persons such additional Class B Units or other Partnership Interests in one or more classes, or one or more series of any such classes, with such designations, preferences and relative, participating, optional or other special rights, powers and duties, and for such consideration as shall be determined by the General Partner in its sole and absolute discretion, subject to Delaware law, including, without limitation, (i) the allocations of items of Partnership income, gain, loss, deduction and credit to each such class or series of Partnership Interests, (ii) the right of each such class or series of Partnership Interests to share in Partnership distributions, and (iii) the rights of each such class or series of Partnership Interests upon dissolution and liquidation of the Partnership; provided, however, that so long as there shall be any Original Limited Partnership Units outstanding, without the Consent of the Original Limited Partners, (a) any Partnership Interests issued shall be subordinate to the Original Limited Partnership Units and will not affect the priority of distributions with respect to the Original Limited Partnership Units as set forth in Section 5.1 hereof, (b) no Partnership Interests other than Class B Units shall be issued to the General Partner or any Affiliate of the General Partner other than a Property Affiliate, and (c) no Partnership Interests on a parity with the Original Limited Partnership Units shall be issued to any Person, and provided, further, that without the Consent of the Additional Limited Partners holding Class 2 Units, (a) no Partnership Interests other than Class B Units shall be issued to the General Partner or any Affiliate of the General Partner other than a Property Affiliate, and (b) except as provided in Section 6.2(g), no Partnership Interests senior to the Class 2 Units shall be issued to any Person other than Additional Units issued to an Original Limited Partner at a Subsequent Closing.

        Section 4.3 No Preemptive Rights. No Person shall have any preemptive, preferential or other similar right with respect to (i) additional Capital Contributions or loans to the Partnership or (ii) issuance or sale of any Partnership Interests.

        Section 4.4    Capital Accounts of the Partners.

             (a) General. The Partnership shall maintain for each Partner a separate Capital Account in accordance with the rules of Regulations
        Section 1.704-1(b)(2)(iv). Such Capital Account shall be increased by (i) the amount of all Capital Contributions made by such Partner to the Partnership pursuant to this Agreement, (ii) all items of Partnership income and gain (including income and gain exempt from tax) allocated to such Partner pursuant to Sections 6.1 and 6.2 of this Agreement, and (iii) the amount of any Partnership liabilities assumed by such Partner or which are secured by any property distributed to such Partner, and decreased by (x) the amount of cash or Gross Asset Value of all actual and deemed distributions of cash or property made to such Partner pursuant to this Agreement, (y) all items of Partnership deduction and loss allocated to such Partner pursuant to Sections 6.1 and 6.2 of this Agreement, and (z) the amount of any liabilities of such Partner assumed by the Partnership or which are secured by any property contributed by such Partner to the Partnership. Upon the issuance of any Additional Units to an Original Limited Partner, the aggregate value of the property contributed by such Partner to the Partnership shall be increased by the value of such Additional Units (which is agreed to be $22-1/8 per Additional Unit), and such increase shall be allocated among the items of property contributed by such Partner in proportion to their then book values. The increase in the value of such property shall be credited to such Partner's Capital Account under this Section 4.4(a). Additional Capital Contributions shall be deemed to be made by reason of the issuance, and the Additional Limited Partner's Capital Account shall be adjusted by an amount equal to the agreed value (as set forth by separate agreement), of additional Partnership Interests issued to an Additional Limited Partner pursuant to any earn-out provisions in the agreement governing such Additional Limited Partner's admission to the Partnership. Any such additional Capital Contributions shall be allocated to the items of contributed property contributed by each such Additional Limited Partner in proportion to their book values at the time of issuance of the additional Partnership Interests.

             (b) Transfers of Partnership Units. A transferee of an Original Limited Partnership Unit, Class A Unit, Class 2 Unit, Class B Unit or other Partnership Interest shall succeed to a pro rata portion of the Capital Account of the transferor; provided, however, that, if the transfer causes a termination of the Partnership under
        Section 708(b)(1)(B) of the Code, the Partnership's properties shall be deemed to have been transferred in accordance with Regulations
        Section 1.708-1 and appropriate adjustments resulting from such deemed transfers shall be made hereunder.

             (c) Modification by General Partner. The provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Regulations Section 1.704-1(b), and shall be interpreted and applied in a manner consistent with such Regulations. In the event the General Partner shall determine that it is prudent to modify the manner in which the Capital Accounts, or any debits or credits thereto (including, without limitation, debits or credits relating to liabilities which are secured by contributed or distributed property or which are assumed by the Partnership, the General Partner, or any Limited Partners), are computed in order to comply with such Regulations, the General Partner may make such modification without regard to Article 14 of this Agreement. The General Partner also shall (i) make any adjustments that are necessary or appropriate to maintain equality between the Capital Accounts of the Partners and the amount of Partnership capital reflected on the Partnership's balance sheet, as computed for book purposes, in accordance with Regulations Section 1.704-1(b)(2)(iv)(q), and (ii) make any appropriate modifications in the event unanticipated events might otherwise cause this Agreement not to comply with Regulations Section 1.704-1(b).

                                    ARTICLE 5
                                  DISTRIBUTIONS

        Section 5.1    Requirement and Characterization of Distributions.

             (a) The General Partner shall distribute quarterly an amount equal to 100% of Available Cash generated by the Partnership during such quarter to the Partners who are Partners on the Partnership Record Date with respect to such quarter as follows (and for this purpose, the holders of Class A Units shall be treated as if they were Original Limited Partners):

                  (i) First, one hundred percent (100%) to the Original Limited Partners, pro rata based on the number of Original Limited Partnership Units held by each such Partner on the applicable Partnership Record Date, until each has received an amount equal to the Priority Distribution Amount for the quarter for each such Unit;

                 (ii) Next, if any Original Limited Partners have a positive Cumulative Unpaid Accrued Return Account, one hundred percent (100%) to such Original Limited Partners, pro rata based on the relative amounts of their Cumulative Unpaid Accrued Return Accounts, until each such Cumulative Unpaid Accrued Return Account reaches zero;

                (iii) Next, if any Original Limited Partners have a positive Cumulative Unpaid Priority Distribution Account, one hundred percent (100%) to such Original Limited Partners, pro rata based on the relative amounts of their Cumulative Unpaid Priority Distribution Accounts, until each such Cumulative Unpaid Priority Distribution Account reaches zero;

                 (iv) Next, one hundred percent (100%) to the Additional Limited Partners, pro rata based on the relative amounts of their Priority Distribution Amounts, until each has received an amount equal to the Priority Distribution Amount for the quarter for each Unit held by such Additional Limited Partner on the applicable Partnership Record Date;

                  (v) Next, if any Additional Limited Partners have a positive Cumulative Unpaid Accrued Return Account, one hundred percent (100%) to such Limited Partners, pro rata based on the relative amounts of their Cumulative Unpaid Accrued Return Accounts, until each such Cumulative Unpaid Accrued Return Account reaches zero;

                 (vi) Next, if any Additional Limited Partners have a positive Cumulative Unpaid Priority Distribution Account, one hundred percent (100%) to such Additional Limited Partners, pro rata based on the relative amounts of their Cumulative Unpaid Priority Distribution Accounts, until each such Cumulative Unpaid Priority Distribution Account reaches zero; and

                (vii) Thereafter, to the General Partner and any other holders of Class B Units, pro rata in accordance with the relative number of Class B Units held by each.

             (b) The General Partner shall distribute Capital Transaction Proceeds received by the Partnership within 30 days after the date of such Capital Transaction, provided that the General Partner has given the Limited Partners 20 days' prior written notice of the date for any such distribution (the "Capital Transaction Record Date"), as follows (and for this purpose, the holders of Class A Units shall be treated as if they were Original Limited Partners):

                  (i) First, if any Original Limited Partners have a positive Cumulative Unpaid Accrued Return Account, one hundred percent (100%) to such Original Limited Partners, pro rata based on the relative amounts of their Cumulative Unpaid Accrued Return Accounts, until each such Cumulative Unpaid Accrued Return Account reaches zero;

                 (ii) Next, if any Original Limited Partners have a positive Cumulative Unpaid Priority Distribution Account, one hundred percent (100%) to such Original Limited Partners, pro rata based on the relative amounts of their Cumulative Unpaid Priority Distribution Accounts, until each such Cumulative Unpaid Priority Distribution Account reaches zero;

                (iii) Next, if any Additional Limited Partners have a positive Cumulative Unpaid Accrued Return Account, one hundred percent (100%) to such Additional Limited Partners, pro rata based on the relative amounts of their Cumulative Unpaid Accrued Return Accounts, until each such Cumulative Unpaid Accrued Return Account reaches zero;

                 (iv) Next, if any Additional Limited Partners have a positive Cumulative Unpaid Priority Distribution Account, one hundred percent (100%) to such Additional Limited Partners, pro rata based on the relative amounts of their Cumulative Unpaid Priority Distribution Accounts, until each such Cumulative Unpaid Priority Distribution Account reaches zero; and

                  (v) Thereafter, to the General Partner and any other holders of Class B Units, pro rata in accordance with the relative number of Class B Units held by each.

        Section 5.2 Amounts Withheld. All amounts withheld pursuant to the Code or any provisions of any state or local tax law and Section 5.3 hereof with respect to any allocation, payment or distribution to the General Partner, or any Limited Partners or Assignees shall be promptly paid, solely out of funds of the Partnership (except as otherwise provided in Section 5.3 in connection with the exercise by a Limited Partner of a Redemption Right), by the General Partner to the appropriate taxing authority and treated as amounts distributed to the General Partner or such Limited Partners or Assignees pursuant to Section 5.1 for all purposes under this Agreement.

        Section 5.3 Withholding. Each Limited Partner hereby authorizes the Partnership to withhold from or pay on behalf of or with respect to such Limited Partner any amount of federal, state, local, or foreign taxes that the General Partner determines that the Partnership is required to withhold or pay with respect to any amount distributable or allocable to such Limited Partner pursuant to this Agreement or with respect to the exercise by such Limited Partner of the Redemption Rights set forth in
   Section 8.6 or in any separate agreement, including, without limitation, any taxes required to be withheld or paid by the Partnership pursuant to
   Section 1441, 1442, 1445, or 1446 of the Code and Section 48-7-129 of the Official Code of Georgia Annotated. Any amount paid on behalf of or with respect to a Limited Partner shall constitute a loan by the Partnership to such Limited Partner, which loan shall be repaid by such Limited Partner within 15 days after notice from the General Partner that such payment must be made unless (i) the Partnership withholds such payment from a distribution which would otherwise be made to the Limited Partner or (ii) the General Partner determines, in its sole and absolute discretion, that such payment may be satisfied out of the available funds of the Partnership which would, but for such payment, be distributed to the Limited Partner. Any amounts withheld pursuant to the foregoing clauses
   (i) or (ii) shall be treated as having been distributed to such Limited Partner and shall be promptly paid, solely out of funds of the Partnership, by the General Partner to the appropriate taxing authority. Each Limited Partner hereby unconditionally and irrevocably grants to the Partnership a security interest in such Limited Partner's Partnership Interest as to secure such Limited Partner's obligation to pay to the Partnership any amounts required to be paid pursuant to this Section 5.3 (together with attorney's fees and other costs in enforcing the Partnership's rights against the collateral). In the event that a Limited Partner or Redeeming Partner fails to pay any amounts owed to the Partnership pursuant to this Section 5.3 when due, the General Partner may, in its sole and absolute discretion, elect to make the payment on behalf of such defaulting Partner, and in such event shall be deemed to have loaned such amount to such defaulting Partner and shall succeed to all rights and remedies of the Partnership as against such defaulting Partner (including, without limitation, in the case of a default by other than a Redeeming Partner the right to receive distributions from the Partnership). Any amounts payable by a Limited Partner or a Redeeming Partner hereunder shall bear interest at the Prime Rate, plus two percentage points (but not higher than the maximum lawful rate) from the date such amount is due (i.e., 15 days after demand) until such amount is paid in full. In the event that the Partnership or the General Partner is required to withhold tax with respect to the exercise by a Limited Partner of a Redemption Right, the Limited Partner exercising the Redemption Right shall make arrangements with the Partnership or the General Partner, as the case may be, to provide the funds to the Partnership necessary to effect the required withholding. In the event that, pursuant to applicable laws and regulations, the General Partner may withhold a reduced amount pending a determination by applicable taxing authorities as to whether any additional withholding tax must subsequently be deposited, the General Partner shall have the right to require the Redeeming Partner to pledge a first priority security interest in a portion of the Redemption Amount as collateral for the Redeeming Partner's obligation to provide the funds necessary to effect any subsequent required holding (together with attorney's fees and other costs in enforcing the Partnership's rights against the collateral), in an amount in the case of a Share Amount equal to Shares having a Value on the date of the pledge equal to 125% of the maximum possible subsequent required withholding (or 100% of the maximum possible subsequent required withholding if the Redemption Amount is paid in the form of the Cash Amount) (the "Withholding Collateral"). The General Partner shall be entitled to retain possession of the Withholding Collateral until either the Redeeming Partner provides funds to the General Partner sufficient to make any subsequent required withholding deposit or the General Partner receives a determination from the applicable authorities that no subsequent withholding is required. All dividends, distributions, interest or other income on the Withholding Collateral while subject to the pledge hereunder shall be paid to the Redeeming Partner pledging the Withholding Collateral. If the applicable authorities advise that subsequent withholding is required and the Redeeming Partner does not deliver the necessary funds to the General Partner within 20 days after receipt of the General Partner's request therefor, the General Partner shall be entitled to exercise all rights and remedies of a secured party under the Uniform Commercial Code with respect to the Withholding Collateral. Each Limited Partner and each Redeeming Partner shall take such actions as the Partnership or the General Partner shall request in order to perfect or enforce the security interest created hereunder.

        Section 5.4 Distributions Upon Liquidation. Notwithstanding anything contained in Section 5.1 to the contrary, proceeds from a Liquidating Transaction shall be distributed to the Partners in accordance with Section 13.2.

                                    ARTICLE 6
                                   ALLOCATIONS

        Section 6.1 Allocations of Net Income and Net Loss. For purposes of maintaining the Capital Accounts and in determining the rights of the Partners among themselves, the Partnership's Net Income and Net Loss shall be allocated among the Partners for each taxable year (or portion thereof) as provided herein below.

             (a) Net Income. After giving effect to the special allocations set forth in Section 6.2 below, Net Income shall be allocated as follows (and for this purpose, the holders of Class A Units shall be treated as if they were Original Limited Partners):

                  (i) First, one hundred percent (100%) to the General Partner in an amount equal to the excess, if any, of (A) the cumulative Net Losses allocated to the General Partner pursuant to Section 6.1(b)(viii) and the last sentence of Section 6.1(b) for all prior fiscal years, over (B) the cumulative Net Income allocated pursuant to this Section 6.1(a)(i) for all prior fiscal years;

                 (ii) Second, one hundred percent (100%) to the Original Limited Partners in an amount equal to the excess, if any, of
             (A) the cumulative Net Losses allocated to such Partners pursuant to Section 6.1(b)(iv) for all prior fiscal years, over
             (B) the cumulative Net Income allocated pursuant to this
             Section 6.1(a)(ii) for all prior fiscal years, which amount shall be allocated among the Partners in the same proportions and in the reverse order as the Net Losses were allocated pursuant to Section 6.1(b)(iv);

                (iii) Third, one hundred percent (100%) to the Original Limited Partners in an amount equal to the excess, if any, of
             (A) the cumulative Net Losses allocated to such Partners pursuant to Section 6.1(b)(iii) for all prior fiscal years, over
             (B) the cumulative Net Income allocated pursuant to this Section 6.1(a)(iii) for all prior fiscal years, which amount shall be allocated among such Partners in the same proportions and in the reverse order as the Net Losses were allocated pursuant to
             Section 6.1(b)(iii);

                 (iv) Fourth, one hundred percent (100%) to the Original Limited Partners until the cumulative allocations of Net Income to each Original Limited Partner under this Section 6.1(a)(iv) for the current and all prior fiscal years equal the cumulative distributions paid to the Original Limited Partner pursuant to
             Section 5.1(a)(i) and Section 13.2(a)(iii);

                  (v) Fifth, one hundred percent (100%) to the Original Limited Partners until the cumulative allocations of Net Income to each Original Limited Partner under this Section 6.1(a)(v) for the current and all prior fiscal years equal the sum of the cumulative amounts credited to such Partner's Cumulative Unpaid Priority Distribution Account and Cumulative Unpaid Accrued Return Account for the current and all prior fiscal years;

                 (vi) Sixth, one hundred percent (100%) to the Additional Limited Partners in an amount equal to the excess, if any, of
             (A) the cumulative Net Losses allocated to the Additional Limited Partners pursuant to Section 6.1(b)(vii) for all prior fiscal years, over (B) the cumulative Net Income allocated pursuant to this Section 6.1(a)(vi) for all prior fiscal years, which amount shall be allocated among the Additional Limited Partners in the same proportions and in the reverse order as the Net Losses were allocated pursuant to Section 6.1(b)(vii);

                (vii) Seventh, one hundred percent (100%) to the Additional Limited Partners in an amount equal to the excess, if any, of (A) the cumulative Net Losses allocated to the Additional Limited Partners pursuant to Section 6.1(b)(vi) for all prior fiscal years, over (B) the cumulative Net Income allocated pursuant to this Section 6.1(a)(vii) for all prior fiscal years, which amount shall be allocated among such Partners in the same proportions and in the reverse order as the Net Losses were allocated pursuant to Section 6.1(b)(vi);

               (viii) Eighth, one hundred percent (100%) to the Additional Limited Partners until the cumulative allocations of Net Income to each Additional Limited Partner under this Section 6.1(a)(viii) for the current and all prior fiscal years equal the cumulative distributions paid to the Additional Limited Partners pursuant to Section 5.1(a)(iv) and Section 13.2(a)(iv);

                 (ix) Ninth, one hundred percent (100%) to the Additional Limited Partners until the cumulative allocations of Net Income to each Additional Limited Partner under this Section 6.1(a)(ix) for the current and all prior fiscal years equal the sum of the cumulative amounts credited to such Partner's Cumulative Unpaid Priority Distribution Account and Cumulative Unpaid Accrued Return Account for the current and all prior fiscal years; and

                  (x) Thereafter, to the General Partner and any other holders of Class B Units, pro rata in accordance with the relative number of Class B Units held by each.

             (b) Net Losses. After giving effect to the special allocations set forth in Section 6.2 below, Net Losses shall be allocated as follows (and for this purpose, the holders of Class A Units shall be treated as if they were Original Limited Partners):

                  (i) First, one hundred percent (100%) to the General Partner and the Class B Unit holders in an amount equal to the excess, if any, of (A) the cumulative Net Income allocated pursuant to Section 6.1(a)(x) hereof for all prior fiscal years, over (B) the cumulative Net Losses allocated pursuant to this
             Section 6.1(b)(i) for all prior fiscal years;

                 (ii) Second, to the Original Limited Partners until the cumulative allocations of Net Losses under this Section 6.1(b)(ii) equal the excess, if any, of the cumulative allocations of Net Income under Section 6.1(a)(v) to such Partners for all prior fiscal years over the cumulative distributions to such Partners under Section 5.1(a)(ii) and
             (iii) and Section 5.1(b)(i) and (ii) for the current and all prior fiscal years (such allocation being made in proportion to such Partners' respective excess amounts);

                (iii) Third, to the Original Limited Partners with positive Adjusted Capital Account balances (determined, solely for purposes of this Section 6.1(b)(iii), without regard to any obligation of a Partner to restore a negative Capital Account under Section 13.4), in proportion to such balances, until such balances are reduced to zero;

                 (iv) Fourth, to the Original Limited Partners in proportion to their relative Percentage Interests; provided, however, that to the extent that an allocation under this Section 6.1(b)(iv) would cause or increase an Adjusted Capital Account Deficit for such Partner, such Net Loss shall be allocated to those Original Limited Partners (in proportion to their relative Percentage Interests) for whom such allocation would not cause or increase an Adjusted Capital Account Deficit; and

                  (v) Fifth, to the Additional Limited Partners until the cumulative allocations of Net Losses under this Section 6.1(b)(v) equal the excess, if any, of the cumulative allocations of Net Income under Section 6.1(a)(ix) to such Partners for all prior fiscal years over the cumulative distributions to such Partners under Section 5.1(a)(v) and (vi) and Section 5.1(b)(iii) and (iv) for the current and all prior fiscal years (such allocation being made in proportion to such Partners' respective excess amounts);

                 (vi) Sixth, to the Additional Limited Partners with positive Adjusted Capital Accounts balances (determined, solely for purposes of this Section 6.1(b)(vi), without regard to any obligation of a Partner to restore a negative Capital Account under Section 13.4), in proportion to such balances, until such balances are reduced to zero;

                (vii) Seventh, to the Additional Limited Partners in proportion to their relative Percentage Interests; provided, however, that to the extent that an allocation under this
             Section 6.1(b)(vii) would cause or increase an Adjusted Capital Account Deficit for such Partner, such Net Loss shall be allocated to those Additional Limited Partners (in proportion to their relative Percentage Interests) for whom such allocation would not cause or increase an Adjusted Capital Account Deficit; and

               (viii) Any remaining Net Loss shall be allocated solely to the General Partner.

   Notwithstanding the foregoing, Net Losses shall not be allocated to any Limited Partner pursuant to this Section 6.1(b) to the extent that such allocation would cause such Limited Partner to have an Adjusted Capital Account Deficit at the end of such taxable year (or increase any existing Adjusted Capital Account Deficit). All Net Losses in excess of the limitations set forth in the preceding sentence of this Section 6.1(b) shall be allocated to the General Partner.

             (c) Nonrecourse Liabilities. The Partners agree that excess Nonrecourse Liabilities of the Partnership (within the meaning of Section 1.752-3(a)(3) of the Regulations) will be allocated among the partners for purposes of Section 752 of the Code in accordance with their respective Percentage Interests.

             (d) Gains. Any gain allocated to the Partners upon the sale or other taxable disposition of any Partnership asset shall to the extent possible, after taking into account other required allocations of gain pursuant to Section 6.2 below, be characterized as Recapture Income in the same proportions and to the same extent as such Partners have been allocated any deductions directly or indirectly giving rise to the treatment of such gains as Recapture Income.

        Section 6.2 Special Allocation Rules. Notwithstanding any other provision of the Agreement, the following special allocations shall be made in the following order:

             (a) Minimum Gain Chargeback. Notwithstanding any other provisions of Article 6, if there is a net decrease in Partnership Minimum Gain during any Partnership Year, each Partner shall be specially allocated items of Partnership income and gain for such year (and, if necessary, subsequent years) in an amount equal to such Partner's share of the net decrease in Partnership Minimum Gain, as determined under Regulations Section 1.704-2(g). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Partner pursuant thereto. The items to be so allocated shall be determined in accordance with Regulations Section 1.704-2(f)(6). This Section 6.2(a) is intended to comply with the minimum gain chargeback requirements in Regulations Section 1.704-2(f) and for purposes of this Section 6.2(a) only, each Partner's Adjusted Capital Account Deficit shall be determined prior to any other allocations pursuant to Section 6.1 of the Agreement with respect to such fiscal year and without regard to any decrease in Partner Minimum Gain during such Partnership Year.

             (b) Partner Minimum Gain Chargeback. Notwithstanding any other provision of Article 6 (except Section 6.2(a) hereof), if there is a net decrease in Partner Minimum Gain attributable to a Partner Nonrecourse Debt during any Partnership Year, each Partner who has a share of the Partner Minimum Gain attributable to such Partner Nonrecourse Debt, determined in accordance with Regulations Section 1.704-2(i)(5), shall be specially allocated items of Partnership income and gain for such year (and, if necessary, subsequent years) in an amount equal to such Partner's share of the net decrease in Partner Minimum Gain attributable to such Partner Nonrecourse Debt, determined in accordance with Regulations Section 1.704-2(i)(5). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Partner pursuant thereto. The items to be so allocated shall be determined in accordance with Regulations Section 1.704-2(i)(4).
        This Section 6.2(b) is intended to comply with the minimum gain chargeback requirement in such Section of the Regulations and shall be interpreted consistently therewith. Solely for purposes of this
        Section 6.2(b), each Partner's Adjusted Capital Account Deficit shall be determined prior to any other allocations pursuant to Article 6 of this Agreement with respect to such Partnership Year, other than allocations pursuant to Section 6.2(a) hereof.

             (c) Qualified Income Offset. In the event any Partner unexpectedly receives any adjustments, allocations or distributions described in Regulations Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5), or 1.704-1(b)(2)(ii)(d)(6), and after giving effect to the allocations required under Sections 6.2(a) and 6.2(b) hereof, such Partner has an Adjusted Capital Account Deficit, items of Partnership income and gain shall be specially allocated to such Partner in an amount and manner sufficient to eliminate, to the extent required by the Regulations, its Adjusted Capital Account Deficit created by such adjustments, allocations or distributions as quickly as possible.

             (d) Nonrecourse Deductions. Nonrecourse Deductions for any taxable period shall be allocated to the Partners in accordance with their respective Percentage Interests.

             (e) Partner Nonrecourse Deductions. Any Partner Nonrecourse Deductions for any Partnership Year shall be specially allocated to the Partner who bears the economic risk of loss with respect to the Partner Nonrecourse Debt to which such Partner Nonrecourse Deductions are attributable in accordance with Regulations Section 1.704-2(i)(2).

             (f) Code Section 754 Adjustments. To the extent an adjustment to the adjusted tax basis of any Partnership asset pursuant to
        Section 734(b) or 743(b) of the Code is required, pursuant to Regulations Section 1.704-1(b)(2)(iv)(m), to be taken into account in determining Capital Accounts, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis), and such item of gain or loss shall be specially allocated to the Partners in a manner consistent with the manner in which their Capital Accounts are required to be adjusted pursuant to such Section of the Regulations.

             (g) Capital Account Adjustments. Notwithstanding anything herein to the contrary, any gain or loss arising from an adjustment to the Gross Asset Value of any Partnership asset pursuant to clause
        (b) or (c) of the definition thereof shall be allocated one hundred percent (100%) to the General Partner and the Additional Limited Partners pro-rata in accordance with the relative number of Units held by each; provided, however, that for this purpose, the General Partner shall be treated as owning all of the outstanding Class A Units and all of the outstanding Original Limited Partnership Units in addition to the actual number of Units which the General Partner holds. An Additional Limited Partner, at the time of admission to the Partnership, may elect with the consent of the General Partner to not receive special allocations of any gain or loss resulting from such adjustments.

        Section 6.3    Allocations for Tax Purposes.

             (a) General. Except as otherwise provided in this Section 6.3, for federal income tax purposes, each item of income, gain, loss and deduction shall be allocated among the Partners in the same manner as its correlative item of "book" income, gain, loss or deduction is allocated pursuant to Sections 6.1 and 6.2 of this Agreement.

             (b)  Other Allocation Rules.

                  (i) For purposes of determining Net Income, Net Losses, or other items allocable to any period, Net Income, Net Losses, and any such other items shall be determined on a daily, monthly, or other basis, as determined by the General Partner using any permissible method under Section 706 of the Code and the Regulations thereunder.

                 (ii) In accordance with Code Section 704(c) and the Regulations thereunder, income, gain, loss and deduction with respect to any property contributed to the capital of the Partnership shall, solely for tax purposes, be allocated among the Partners so as to take account of any variation between the adjusted basis of such property to the Partnership for federal income tax purposes and its initial Gross Asset Value.

                (iii) To the extent that the fair market value of a property contributed to the Partnership by Branch Properties, L.P. differed from its adjusted tax basis at the time it was originally contributed to Branch Properties, L.P. (the "Original Book-Tax Disparity"), the allocation of tax items with respect to such contributed property shall take into account any remaining Original Book-Tax Disparity at the time such property is contributed to the Partnership in a manner consistent with the principles of Section 704(c) of the Code, using the "traditional method" under Section 1.704-3(b) of the Regulations, so that the Limited Partners who originally contributed such property to Branch Properties, L.P. (or their successors-in-interest) bear the tax burden (or benefit, if applicable) of the remaining Original Book-Tax Disparity.

                 (iv) In the event the Gross Asset Value of any Partnership asset is adjusted, subsequent allocations of income, gain, loss, and deductions with respect to such asset shall take account of any variation between the adjusted basis of such asset for federal income tax purposes and its Gross Asset Value in the same manner as under Code Section 704(c) and the Regulations thereunder. Any elections or other decisions relating to Code
             Section 704(c) allocations shall be made by the General Partner; provided, however, that the "traditional method" of making
             Section 704(c) allocations without curative allocations described in Section 1.704-3(b) of the Regulations shall be used. Allocations pursuant to Sections 6.3(b)(ii), (iii) and
             (iv) hereof are solely for purposes of federal, state, and local taxes and shall not affect, or in any way be taken into account in computing, any Partner's Capital Account or share of Net Income, Net Losses, other items, or distributions pursuant to any provision of this Agreement.

                                    ARTICLE 7
                      MANAGEMENT AND OPERATIONS OF BUSINESS

        Section 7.1    Management.

             (a) Powers of General Partner. Except as otherwise expressly provided in this Agreement, all management powers over the business and affairs of the Partnership are exclusively vested in the General Partner, and no Limited Partner shall have any right to participate in or exercise control or management power over the business and affairs of the Partnership. Notwithstanding anything to the contrary in this Agreement, the General Partner may not be removed by the Limited Partners with or without cause. In addition to the powers now or hereafter granted a general partner of a limited partnership under applicable law or which are granted to the General Partner under any other provision of this Agreement, the General Partner shall have full power and authority to do all things deemed necessary or desirable by it to conduct the business of the Partnership, to exercise all powers set forth in Section 3.2 hereof and to effectuate the purposes set forth in Section 3.1 hereof, including, without limitation:

                  (i) the making of any expenditures, the lending or borrowing of money (including, without limitation, borrowing money to permit the Partnership to make distributions to its Partners in such amounts as will permit Regency (so long as Regency desires to qualify as a REIT) to avoid the payment of any federal income tax (including, for this purpose, any excise tax pursuant to Section 4981 of the Code) and to make distributions to its shareholders sufficient to permit Regency to maintain REIT status), the assumption or guarantee of, or other contracting for, indebtedness and other liabilities, the issuance of evidences of indebtedness (including the securing of same by mortgage, deed of trust or other lien or encumbrance on the Partnership's assets), the incurring of any obligations it deems necessary for the conduct of the activities of the Partnership, and the repayment (including prepayment) of such indebtedness, liabilities and obligations;

                 (ii) the making of tax, regulatory and other filings, or rendering of periodic or other reports to governmental or other agencies having jurisdiction over the business or assets of the Partnership;

                (iii) the acquisition, disposition, conveyance, mortgage, pledge, encumbrance, hypothecation or exchange of all or any assets of the Partnership or the merger or other combination of the Partnership with or into another entity (provided that such merger or other combination does not result in the Partnership recognizing taxable gain or loss for federal income tax purposes) on such terms as the General Partner deems proper (subject to Section 7.6 in the case of transactions between the Partnership and the General Partner or any Affiliate), and no approval of the Limited Partners shall be required for the exercise of such powers, which powers shall include, without limitation, the power to pledge any or all of the assets of the Partnership to secure a loan or other financing to the General Partner (the proceeds of which are not required to be contributed or loaned to the Partnership), provided, however, that to the extent that any payment of debt service or closing costs on any such mortgage, pledge, encumbrance or hypothecation shall result in the Partnership being unable to pay the maximum amount payable with respect to any distributions to the Limited Partners pursuant to Section 5.1, then Regency shall cause the General Partner to make such additional Capital Contributions as are necessary to enable the Partnership to pay the maximum amount payable with respect to any distributions to the Limited Partners pursuant to Section
             5.1 (provided that the General Partner shall have no obligation to make such additional Capital Contributions in an amount exceeding the amount of debt service and closing costs paid), and provided, further, that the General Partner shall use reasonable efforts to effect all dispositions of the Partnership's assets that were contributed by the Limited Partners in accordance with Section 1031 of the Code although, except as provided in Section 7.1(c) hereof, it shall not be required to do so;

                 (iv) subject to the provisions of Section 7.1(h) hereof, the use of the assets of the Partnership (including, without limitation, cash on hand) for any purpose consistent with the terms of this Agreement and on any terms it sees fit, including, without limitation, the financing of the conduct of the operations of the General Partner, the Partnership or any of the Partnership's Subsidiaries, the lending of funds to other Persons (including Regency or any of the Partnership's Subsidiaries) and the repayment of obligations of the Partnership and its Subsidiaries and any other Person in which it has an equity investment and the making of capital contributions to its Subsidiaries, the holding of any real, personal and mixed property of the Partnership in the name of the Partnership or in the name of a nominee or trustee (subject to Section 7.10), the creation, by grant or otherwise, of easements or servitudes, and the performance of any and all acts necessary or appropriate to the operation of the Partnership assets including, but not limited to, applications for rezoning, objections to rezoning, constructing, altering, improving, repairing, renovating, rehabilitating, razing, demolishing or condemning any improvements or property of the Partnership;

                  (v) the negotiation, execution, and performance of any contracts, conveyances or other instruments (including with Affiliates of the Partnership to the extent provided in Section 7.6) that the General Partner considers useful or necessary to the conduct of the Partnership's operations or the implementation of the General Partner's powers under this Agreement, including, without limitation, the execution and delivery of a REIT management agreement on behalf of or in the name of the Partnership providing for the day-to-day management and operation of the Partnership and including, without limitation, the execution and delivery of leases on behalf of or in the name of the Partnership (including the lease of Partnership property for any purpose and without limit as to the term thereof, whether or not such term (including renewal terms) shall extend beyond the date of termination of the Partnership and whether or not the portion so leased is to be occupied by the lessee or, in turn, subleased in whole or in part to others);

                 (vi) the opening and closing of bank accounts, the investment of Partnership funds in securities, certificates of deposit and other instruments, and the distribution of Partnership cash or other Partnership assets in accordance with this Agreement;

                (vii) the selection and dismissal of employees of the Partnership or the General Partner (including, without limitation, employees having titles such as "president," "vice president," "secretary" and "treasurer"), and the engagement and dismissal of agents, outside attorneys, accountants, engineers, appraisers, consultants, contractors and other professionals on behalf of the General Partner or the Partnership and the determination of their compensation and other terms of employment or hiring;

               (viii) the maintenance of such insurance for the benefit of the Partnership and the Partners as it deems necessary or appropriate;

                 (ix) subject to the provisions of Sections 4.2 and 7.1(h) hereof, the formation of, or acquisition of an interest in, and the contribution of property to any further limited or general partnerships, joint ventures or other relationships that it deems desirable (including, without limitation, the acquisition of interests in, and the contribution of property to, its Subsidiaries and any other Person in which it has an equity investment from time to time) (provided that such transaction does not result in the Partnership recognizing taxable gain or loss for federal income tax purposes);

                  (x) the control of any matters affecting the rights and obligations of the Partnership, including the conduct of litigation and the incurring of legal expense and the settlement of claims and litigation, the submission of any matter to arbitration, and the indemnification of any Person against liabilities and contingencies to the extent permitted by law;

                 (xi) subject to the provisions of Section 7.1(h) hereof, the undertaking of any action in connection with the Partnership's direct or indirect investment in its Subsidiaries or any other Person (including, without limitation, the contribution or loan of funds by the Partnership to such Persons) (provided that such action does not result in the Partnership recognizing taxable gain or loss for federal income tax purposes);

                (xii)  the distribution in kind of the Briarcliff
             Village property pursuant to Section 13.2(c);

               (xiii) the determination of the fair market value of any Partnership property distributed in kind using such reasonable method of valuation as it may adopt; and

                (xiv) the execution, acknowledgment and delivery of any and all documents and instruments to effectuate any or all of the foregoing.

             (b) No Approval Required for Above Powers. Subject to any other restriction set forth in this Agreement, each of the Limited Partners agrees that the General Partner is authorized to execute, deliver and perform the above-mentioned agreements and transactions on behalf of the Partnership without any further act, approval or vote of the Partners, notwithstanding any other provision of this Agreement (except where Limited Partner Consent or Original Limited Partner Consent is expressly required herein), the Act or any applicable law, rule or regulation. The execution, delivery or performance by the General Partner or the Partnership of any agreement authorized or permitted under this Agreement shall not constitute a breach by the General Partner of any duty that the General Partner may owe the Partnership or the Limited Partners or any other Persons under this Agreement or of any duty stated or implied by law or equity.

             (c) Approval of Sale of Briarcliff Village. Except pursuant to the dissolution and liquidation of the Partnership in accordance with
        Article 13 hereof, the property commonly known as Briarcliff Village (the "Briarcliff Village Property") shall not be sold by the Partnership or the General Partner on or before December 19, 2005 (other than in a transaction in which the Partnership recognizes no taxable gain or loss for federal income purposes) without the approval of a Majority-in-Interest of the Original Briarcliff Partners (as defined below) who continue, as of such time, to hold Original Limited Partnership Units attributable to the contribution of the Briarcliff Village Property to Branch Properties, L.P. and Branch Properties, L.P.'s subsequent contribution of the Briarcliff Village Property to the Partnership (the "Original Briarcliff Partners"). Such approval right of the Original Briarcliff Partners is personal to the Original Briarcliff Partners and shall terminate upon the death of an Original Briarcliff Partner or a sale, assignment, conveyance, or other transfer by an Original Briarcliff Partner, with respect to that Partner's Original Limited Partnership Units, and shall not be exercisable by any successor, transferee or assignee of an Original Briarcliff Partner. In the event of a like-kind exchange involving the Briarcliff Village Property by the Partnership, then such approval right for the benefit of the Original Briarcliff Partners will continue to be enforceable after such like-kind exchange, but shall relate to the property (whether real, personal or mixed, tangible or intangible) acquired by the
        Partnership in such like-kind exchange.   Nothing herein shall be
        deemed to require that the Partnership or the General Partner take any action to avoid or prevent an involuntary disposition of all or part of said Briarcliff Village pursuant to a condemnation proceeding or other taking. For purposes of this Section 7.1(c), Majority-In-Interest of the Original Briarcliff Partners shall mean the Original Briarcliff Partners who hold, in the aggregate, more than fifty percent (50%) of the Percentage Interests then allocable to and held by all of the Original Briarcliff Partners with respect to the Original Limited Partnership Units received by the Original Briarcliff Partners as a result of the contribution of the Briarcliff Village Property to Branch Properties, L.P. and Branch Properties, L.P.'s subsequent contribution of the Briarcliff Village Property to the Partnership. The Partnership shall not engage in any merger, consolidation or other business combination with or into another Person unless the Partnership has entered into an agreement with such Person in which such Person expressly agrees to be bound by the provisions of this Section 7.1(c).

             (d) Insurance. At all times from and after the date hereof, the General Partner may cause the Partnership to obtain and maintain casualty, liability and other insurance on the properties of the Partnership and liability insurance for the Indemnitees hereunder.

             (e) Working Capital Reserves. At all times from and after the date hereof, the General Partner may cause the Partnership to establish and maintain working capital reserves in such amounts as the General Partner, in its sole and absolute discretion, deems appropriate and reasonable from time to time subject to the provisions of Section 7.1(h) hereof.

             (f) No Obligation to Consider Tax Consequences to Limited Partners. Except as provided in Sections 7.1(c) and 13.2(c) with respect to Briarcliff Village, except as provided in Section 7.1(g) with respect to the sale of the Management Business, and except for the obligation of the General Partner set forth in Section 7.1(a)(iii) to use reasonable efforts to effect all dispositions of the Partnership's assets that were contributed by the Limited Partners in accordance with Section 1031 of the Code, (i) in exercising its authority under this Agreement, the General Partner may, but shall be under no obligation to, take into account the tax consequences to any Partner of any action taken by it, and (ii) the General Partner and the Partnership shall not have liability to a Limited Partner under any circumstances as a result of an income tax liability incurred by such Limited Partner as a result of an action (or inaction) by the General Partner pursuant to its authority under this Agreement.

             (g) Approval of Sale of Management Business. Notwithstanding anything contained herein to the contrary, the Third Party Management Business (as defined in the Contribution Agreement) contributed by Branch Properties, L.P. to the Partnership as part of its initial Capital Contribution (the "Management Business") shall not be sold by the Partnership on or before the tenth (10th) anniversary of the First Closing (other than in a transaction in which the Partnership recognizes no taxable gain or loss for federal income tax purposes); provided, however, that the Partnership shall be permitted to undertake the following transactions: (i) contribution of the Management Business to a corporation (the "New Management Company") in which the Partnership owns five percent (5%) of the issued and outstanding voting common stock and 100% of the issued and outstanding non-voting preferred stock and in which The Regency Group, Inc., a Florida corporation, owns ninety-five percent (95%) of the issued and outstanding voting common stock and in which no other shares of stock are issued and outstanding following the contribution; (ii) a distribution by the Partnership of part or all of the stock of the New Management Company to the General Partner on or after the fifth (5th) anniversary of the First Closing; or (iii) a sale of part or all of the stock of the New Management Company if no Original Limited Partners hold Units which they received on the date of this Agreement or any Additional Units received by them subsequent to the date of this Agreement, or with the unanimous written consent of the Original Limited Partners then holding such Units (but excluding the holders of any Class A Units).

             (h) Distributions. Notwithstanding anything contained in this Agreement to the contrary, the General Partner, acting as a fiduciary, shall use its reasonable best efforts and act in good faith to operate the Partnership's assets and manage the Partnership's business, including its indebtedness, so as to produce sufficient Available Cash and Capital Transaction Proceeds to fund to the Limited Partners the Priority Distribution Amount on a current basis and any balance in the Cumulative Unpaid Accrued Return Accounts and Cumulative Unpaid Priority Distribution Accounts of the Limited Partners pursuant to Section 5.1 hereof.

             (i) Designated Properties. Notwithstanding anything contained in this Agreement to the contrary, the General Partner, acting as a fiduciary, shall use its reasonable best efforts and act in good faith to acquire, develop, lease and operate the Designated Properties (as defined in the Contribution Agreement) in a manner to maximize the Annualized NOI (as defined in the Contribution Agreement) for the Designated Properties.

   Nothing in Sections 7.1(h) or 7.1(i) shall require the General Partner to contribute additional capital to the Partnership.

        Section 7.2 Certificate of Limited Partnership. To the extent that such action is determined by the General Partner to be reasonable and necessary or appropriate, the General Partner shall file amendments to and restatements of the Certificate and do all the things to maintain the Partnership as a limited partnership (or a partnership in which the limited partners have limited liability) under the laws of the State of Delaware and each other jurisdiction in which the Partnership may elect to do business or own property. Subject to the terms of Section 8.5(a)(iv)hereof, the General Partner shall not be required, before or after filing, to deliver or mail a copy of the Certificate or any amendment thereto to any Limited Partner. The General Partner shall use all reasonable efforts to cause to be filed such other certificates or documents as may be reasonable and necessary or appropriate for the formation, continuation, qualification and operation of a limited partnership (or a partnership in which the Limited Partners have limited liability) in the State of Delaware and any other jurisdiction in which the Partnership may elect to do business or own property.

        Section 7.3 Restriction on General Partner's Authority. Without the consent of all the Limited Partners, the General Partner may not:

             (a) Take any action that would make it impossible to carry on the ordinary business of the Partnership, except as otherwise provided in this Agreement;

             (b) Possess Partnership property for other than a Partnership purpose;

             (c) Admit a Person as a Partner, except as otherwise provided in this Agreement; or

             (d) perform any act that would subject a Limited Partner to liability as a general partner.

        Section 7.4    Responsibility for Expenses.

             (a) No Compensation. Except as provided in this Section 7.4 and elsewhere in this Agreement (including the provisions of Articles 5 and 6 regarding distributions, payments, and allocations to which it may be entitled), the General Partner shall not be compensated for its services as general partner of the Partnership.

             (b) Responsibility for Ownership and Operation Expenses. The Partnership shall be responsible for and shall pay all expenses relating to the Partnership's ownership of its assets, and the operation of, or for the benefit of, the Partnership, and the General Partner shall be reimbursed on a monthly basis, or such other basis as the General Partner may determine in its sole and absolute discretion, for all expenses it incurs relating to the Partnership's ownership of its assets and the operation of, or for the benefit of, the Partnership; provided, that the amount of any such reimbursement shall be reduced by any interest earned by the General Partner with respect to bank accounts or other instruments held by it as permitted in Section 7.10. Such reimbursements shall be in addition to any reimbursement to the General Partner pursuant to Section 10.3(c) and as a result of indemnification pursuant to Section 7.7. The General Partner shall determine in good faith the amount of expenses incurred by it relating to the operation of, or that inure to the benefit of, the Partnership. In the event that certain expenses are incurred for the benefit of the Partnership and other Persons (including the General Partner), such expenses will be allocated to the Partnership and such other Persons in such a manner as the General partner deems fair and reasonable, subject to the provisions of Section 7.1(h) hereof.

             (c) Responsibility for Organizational Expenses. The Partnership shall be responsible for and shall pay all expenses incurred relating to the organization of the Partnership.

             (d) Partnership Interest Issuance Expenses. The General Partner shall be reimbursed for all expenses either incurs relating to any issuance of additional Partnership Interests pursuant to
        Section 4.2 hereof.

        Section 7.5 Outside Activities of the General Partner. Nothing contained in this Agreement shall prevent or prohibit the General Partner or any employee, officer, director, agent, shareholder or Affiliate of the General Partner from entering into, engaging in or conducting any other activity or performing for a fee any service including (without limiting the generality of the foregoing) engaging in any business dealing with real property of any type or location, including, without limitation, property of a type similar to those properties owned by the Partnership, its Subsidiaries or any other Person in which the Partnership has an equity investment; acting as a director, officer or employee of any corporation, as a trustee of any trust, as a general partner of any partnership, or as an administrative official of any other business entity; or receiving compensation for services to, or participating in profits derived from, the investments of any such corporation, trust, partnership or other entity, regardless of whether such activities are competitive, directly or indirectly, with the Partnership. Nothing herein shall require the General Partner or any employee, agent, shareholder or Affiliate thereof to offer any interest in such activities or any particular opportunity to the Partnership or any Partner, and neither the Partnership nor any Partner shall have any right by virtue of this Agreement or the partnership relationship established hereby in or to such other activities or to the income or proceeds derived therefrom. The pursuit of such activities, even if competitive with the business of the Partnership (including, without limitation, causing tenants to transfer from one of the Partnership's properties to other properties in which the General Partner has an interest, directly or indirectly, without compensation to the Partnership, or taking other actions for the benefit of the General Partner or Affiliates of the General Partner that are detrimental to the Partnership), shall not be deemed wrongful or improper.

        Section 7.6    Contracts with Affiliates.

             (a) General. The General Partner or any of its Affiliates may enter into transactions or agreements with the Partnership, including transactions and agreements (i) to sell, transfer or convey any property to, or purchase any property from, the Partnership, directly or indirectly, or (ii) for the provision of services to the Partnership, provided that such transactions or agreements, including transactions and agreements with Security Capital Investment Research, Inc. or any of its Affiliates, are on terms that are fair and reasonable and no less favorable to the Partnership than would be obtained from an unaffiliated third party in connection therewith.
        In entering into such transactions with Affiliates the General Partner shall not allocate expenses and similar items disproportionately between the General Partner and the Partnership.

             (b) Employee Benefit Plans. The General Partner may propose and adopt on behalf of the Partnership employee benefit plans funded by the Partnership for the benefit of employees of the General Partner, the Partnership, Subsidiaries of the Partnership or any Affiliate of any of them in respect of services performed, directly or indirectly, for the benefit of the Partnership, the General Partner, or any of the Partnership's Subsidiaries, subject to the provisions of Section 7.1(h) hereof.

             (c) Conflict Avoidance Agreements. The General Partner is expressly authorized to enter into, in the name and on behalf of the Partnership, a right of first opportunity arrangement and other conflict avoidance agreements with various Affiliates of the Partnership and the General Partner, on such terms as the General Partner believes are advisable, subject to the provisions of Sections 7.6(a) and 7.1(h) hereof.

        Section 7.7    Indemnification.

             (a) General. The Partnership shall indemnify an Indemnitee from and against any and all losses, claims, damages, liabilities, joint or several, expenses (including legal fees and expenses), judgments, fines, settlements, and other amounts arising from any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative, that relate to the operations of the Partnership as set forth in this Agreement in which any Indemnitee may be involved, or is threatened to be involved, as a party or otherwise, unless it is established that: (i) the act or omission of the Indemnitee was material to the matter giving rise to the proceeding and constituted willful misconduct or fraud; (ii) the Indemnitee actually received an improper personal benefit in money, property or services; or (iii) in the case of any criminal proceeding, the Indemnitee had reasonable cause to believe that the act or omission was unlawful. The termination of any proceeding by judgment, order or settlement does not create a presumption that the Indemnitee did not meet the requisite standard of conduct set forth in this Section 7.7(a). The termination of any proceeding by conviction or upon a plea of nolo contendere or its equivalent, or an entry of an order of probation prior to judgment, creates a rebuttable presumption that the Indemnitee acted in a manner contrary to that specified in this Section 7.7(a). Any indemnification pursuant to this Section 7.7 shall be made only out of the assets of the Partnership.

             (b) Advancement of Expenses. Reasonable expenses incurred by an Indemnitee who is, or is threatened to be made, a party to a proceeding may be paid or reimbursed by the Partnership in advance of the final disposition of the proceeding upon receipt by the Partnership of (i) a written affirmation by the Indemnitee of the Indemnitee's good faith belief that the standard of conduct necessary for indemnification by the Partnership as authorized in this Section
        7.7 has been met and (ii) a written undertaking by or on behalf of the Indemnitee to repay the amount if it shall ultimately be determined that the standard of conduct has not been met.

             (c) No Limitation of Rights. The indemnification provided by this Section 7.7 shall be in addition to any other rights to which an Indemnitee or any other Person may be entitled under any agreement, pursuant to any vote of the Partners, as a matter of law or otherwise, and shall continue as to an Indemnitee who has ceased to serve in such capacity.

             (d) Insurance. The Partnership may purchase and maintain insurance, on behalf of the Indemnitees and such other Persons as the General Partner shall determine, against any liability that may be asserted against or expenses that may be incurred by such Person in connection with the Partnership's activities, regardless of whether the Partnership would have the power to indemnify such Person against such liability under the provisions of this Agreement.

             (e) No Personal Liability for Partners. In no event may an Indemnitee subject any Partner to personal liability by reason of the indemnification provisions set forth in this Agreement.

             (f) Interested Transactions. An Indemnitee shall not be denied indemnification in whole or in part under this Section 7.7 because the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement.

             (g) Benefit. The provisions of this Section 7.7 are for the benefit of the Indemnitees, their heirs, successors, assigns and administrators and shall not be deemed to create any rights for the benefit of any other Persons.

        Section 7.8    Liability of the General Partner.

             (a) General. Notwithstanding anything to the contrary set forth in this Agreement, the General Partner shall not be liable for monetary damages to the Partnership, any Partners or any Assignees for losses sustained or liabilities incurred as a result of errors in judgment or of any act or omission if the General Partner acted in good faith.

             (b) No Obligation to Consider Interests of Limited Partners. The Limited Partners expressly acknowledge that the General Partner is acting on behalf of the Partnership, the General Partner and Regency's shareholders collectively, that except as provided in
        Section 7.1(e) with respect to the establishment and maintenance of working capital reserves, except as provided in Section 7.1(f) with respect to tax consequences, except as provided in Section 7.1(h) with respect to the generation of funds for distributions and except as expressly provided otherwise in Sections 7.1(a)(iv), 7.1(a)(ix) and 7.1(a)(xi) with respect to the powers of the General Partner, the General Partner is under no obligation to consider the separate interests of the Limited Partners (including, without limitation, the tax consequences to Limited Partners or Assignees except as expressly provided otherwise in Sections 7.1(f) and 7.1(h)) in deciding whether to cause the Partnership to take (or decline to take) any actions which the General Partner has undertaken in good faith on behalf of the Partnership, and that the General Partner shall not be liable for monetary damages for losses sustained, liabilities incurred, or benefits not derived by Limited Partners in connection with such decisions, provided that the General Partner has acted in good faith and in accordance with the provisions of this Agreement. For purposes hereof, a Person acting in a manner which furthers compliance by Regency with the REIT requirements of the Code, shall be deemed to satisfy the standards of conduct hereunder. The Limited Partners further expressly acknowledge that Regency is obligated to cause the Partnership to take (or decline to take) certain actions in order to assist Security Capital and its Affiliates in avoiding classification as a passive foreign investment company within the meaning of Section 1296 of the Code. Such obligation is set forth on
        Schedule 7.8(b).

             (c) Acts of Agents. Subject to its obligations and duties as General Partner set forth in Section 7.1(a) hereof, the General Partner may exercise any of the powers granted to it by this Agreement and perform any of the duties imposed upon it hereunder either directly or by or through its agents. The General Partner shall not be responsible for any misconduct or negligence on the part of any such agent appointed by it in good faith.

             (d) Effect of Amendment. Any amendment, modification or repeal of this Section 7.8 or any provision hereof shall be prospective only and shall not in any way affect the limitations on the General Partner's liability to the Partnership and the Limited Partners under this Section 7.8 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

        Section 7.9    Other Matters Concerning the General Partner.

             (a) Reliance on Documents. The General Partner may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture, or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties.

             (b) Reliance on Consultants and Advisers. The General Partner may consult with legal counsel, accountants, appraisers, management consultants, investment bankers and other consultants and advisers selected by it, and any act taken or omitted to be taken in reliance upon and in accordance with the opinion of such Persons as to matters which such General Partner reasonably believes to be within such Person's professional or expert competence shall be conclusively presumed to have been done or omitted in good faith and in accordance with such opinion.

             (c) Action Through Officers and Attorneys. The General Partner shall have the right, in respect of any of its powers or obligations hereunder, to act through any of its duly authorized officers and a duly appointed attorney or attorneys-in-fact. Each such attorney shall, to the extent provided by the General Partner in the power of attorney, have full power and authority to do and perform all and every act and duty which is permitted or required to be done by the General Partner hereunder.

             (d) Actions to Maintain REIT Status or Avoid Taxation of the General Partner. Notwithstanding any other provisions of this Agreement or the Act, any action of the General Partner on behalf of the Partnership or any decision of the General Partner to refrain from acting on behalf of the Partnership, undertaken in the good faith belief that such action or omission is necessary or advisable in order (i) to protect the ability of Regency to continue to qualify as a REIT or (ii) to avoid Regency incurring any taxes under Section 857 or Section 4981 of the Code, is expressly authorized under this Agreement and is deemed approved by all of the Limited Partners.

             (e) Sales of Assets. In the event that Regency or any of its Affiliates in which it owns, directly or indirectly, an interest disposes of properties or assets (other than those properties or assets owned by the Partnership) in transactions or exchanges which Regency reasonably believes create capital gains to Regency and a resulting distribution or dividend to Regency's shareholders, the General Partner shall provide the Original Limited Partners with at least 20 days prior written notice of the record date for any distribution of the proceeds thereof, together with relevant information concerning such dividend, including the amount, to enable the Original Limited Partners to exercise the Redemption Right prior to said record date.

        Section 7.10 Title to Partnership Assets. Title to Partnership assets, whether real, personal or mixed and whether tangible or intangible, shall be deemed to be owned by the Partnership as an entity, and no Partner, individually or collectively, shall have any ownership interest in such Partnership assets or any portion thereof. Title to any or all of the Partnership assets may be held in the name of the Partnership, the General Partner or one or more nominees, as the General Partner may determine, including Affiliates of the General Partner. The General Partner hereby declares and warrants that any Partnership assets for which legal title is held in the name of the General Partner or any nominee or Affiliate of the General Partner shall be held by the General Partner for the use and benefit of the Partnership in accordance with the provisions of this Agreement; provided, however, that the General Partner shall use its best efforts to cause beneficial and record title to such assets to be vested in the Partnership as soon as reasonably practicable. All Partnership assets shall be recorded as the property of the Partnership in its books and records, irrespective of the name in which legal title to such Partnership assets is held.

        Section 7.11 Reliance by Third Parties. Notwithstanding anything to the contrary in this Agreement, any Person dealing with the Partnership shall be entitled to assume that the General Partner has full power and authority to encumber, sell or otherwise use in any manner any and all assets of the Partnership (including, without limitation, in connection with any pledge of Partnership assets to secure a loan or other financing to the General Partner as provided by Section 7.1(a)(iii)) and to enter into any contracts on behalf of the Partnership, and such Person shall be entitled to deal with the General Partner as if it were the Partnership's sole party in interest, both legally and beneficially. Each Limited Partner hereby waives any and all defenses or other remedies which may be available against such Person to contest, negate or disaffirm any action of the General Partner in connection with any such dealing. In no event shall any Person dealing with the General Partner or its representatives be obligated to ascertain that the terms of this Agreement have been complied with or to inquire into the necessity or expedience of any act or action of the General Partner or its representatives. Each and every certificate, document or other instrument executed on behalf of the Partnership by the General Partner or its representatives shall be conclusive evidence in favor of any and every Person relying thereon or claiming thereunder that (i) at the time of the execution and delivery of such certificate, document or instrument, this Agreement was in full force and effect, (ii) the Person executing and delivering such certificate, document or instrument was duly authorized and empowered to do so for and on behalf of the Partnership and (iii) such certificate, document or instrument was duly executed and delivered in accordance with the terms and provisions of this Agreement and is binding upon the Partnership.

                                    ARTICLE 8
                   RIGHTS AND OBLIGATIONS OF LIMITED PARTNERS

        Section 8.1 Limitation of Liability. The Limited Partners shall have no liability under this Agreement except as expressly provided in
   Section 5.3 hereof, or under the Act.

        Section 8.2 Management of Business. No Limited Partner or Assignee (other than the General Partner, any of its Affiliates or any officer, director, employee, partner, agent or trustee of the General Partner, the Partnership or any of their Affiliates, in their capacity as such) shall take part in the operation, management or control (within the meaning of the Act) of the Partnership's business, transact any business in the Partnership's name or have the power to sign documents for or otherwise bind the Partnership. The transaction of any such business by the General Partner, any of its Affiliates or any officer, director, employee, partner, agent or trustee of the General Partner, the Partnership or any of their Affiliates, in their capacity as such, shall not affect, impair or eliminate the limitations on the liability of the Limited Partners or Assignees under this Agreement.

        Section 8.3 Outside Activities of Limited Partners. Subject to any agreements entered into by a Limited Partner or its Affiliates with the General Partner, the Partnership or a Subsidiary or an Affiliate of any of them, the following rights shall govern outside activities of Limited Partners: (i) any Limited Partner and any officer, director, employee, agent, trustee, Affiliate, partner, beneficiary or shareholder of any such Limited Partner shall be entitled to and may have business interests and engage in business activities in addition to those relating to the Partnership, including business interests and activities in direct competition with the Partnership, the General Partner or their Affiliates;
   (ii) neither the Partnership nor any Partners shall have any rights by virtue of this Agreement in any business ventures of any Partner or Assignee; (iii) none of the Partners nor any other Person shall have any rights by virtue of this Agreement or the partnership relationship established hereby in any business ventures of any other Person, and such Person shall have no obligation pursuant to this Agreement to offer any interest in any such business ventures to the Partnership, any Partner or any such other Person, even if such opportunity is of a character which, if presented to the Partnership, any Partner or such other Person, could be taken by such Person; (iv) the fact that a Partner may encounter opportunities to purchase, otherwise acquire, lease, sell or otherwise dispose of real or personal property and may take advantage of such opportunities himself or introduce such opportunities to entities in which it has or has not any interest, shall not subject such Partner to liability to the Partnership or any of the other Partners on account of the lost opportunity; and (v) except as otherwise specifically provided herein, nothing contained in this Agreement shall be deemed to prohibit a Partner or any Affiliate of a Partner from dealing, or otherwise engaging in business, with Persons transacting business with the Partnership or from providing services relating to the purchase, sale, rental, management or operation of real or personal property (including real estate brokerage services) and receiving compensation therefor, from any Persons who have transacted business with the Partnership or other third parties.

        Section 8.4 Priority Among Partners. Except to the extent provided by Sections 4.2, 5.1(a), 5.1(b), 6.1, 6.2 or 6.3 hereof (with respect to the priority of the Original Limited Partnership Units), or otherwise expressly provided in this Agreement, no Partner (Limited or General) or Assignee shall have priority over any other Partner (Limited or General) or Assignee either as to the return of Capital Contributions or as to profits, losses or distributions.

        Section 8.5    Rights of Limited Partners Relating to the
                       Partnership.

             (a) Copies of Business Records. In addition to other rights provided by this Agreement or by the Act, and except as limited by
        Section 8.5(c) hereof, each Limited Partner shall be provided the following without demand, except as otherwise provided below, at the Partnership's expense:

                  (i) promptly after becoming available, a copy of the most recent annual, quarterly and current reports and proxy statements filed with the Securities and Exchange Commission by Regency pursuant to the Securities Exchange Act of 1934, if any;

                 (ii) promptly after becoming available, a copy of the Partnership's federal, state and local income tax returns for each Partnership Year;

                (iii) upon written demand and for a purpose reasonably related to such Limited Partner's interest as a Limited Partner in the Partnership, a current list of the name and last known business, residence or mailing address of each Partner;

                 (iv) a copy of this Agreement and the Certificate and all amendments hereto and thereto, together with executed copies of all powers of attorney pursuant to which this Agreement, the Certificate and all amendments hereto and thereto have been executed; and

                  (v) upon written demand, true and full information regarding the amount of cash and a description and statement of any other property or services contributed by each Partner and which each Partner has agreed to contribute in the future, and the date on which each became a Partner.

             (b) Notification of Changes in Unit Adjustment Factor. The General Partner shall notify each Limited Partner in writing of any change made to the Unit Adjustment Factor within 10 Business Days of the date such change becomes effective.

             (c) Confidential Information. Notwithstanding any other provision of this Section 8.5, the General Partner may keep confidential from the Limited Partners, for such period of time as the General Partner determines in its discretion to be reasonable, any information (i) relating to the General Partner or any of its Affiliates or the conduct of their business that the General Partner believes, in its good faith judgment, the disclosure of which information would adversely affect a material financing, acquisition, disposition of assets or securities or other comparable transaction to which the General Partner or any of its Affiliates is a party,
        (ii) that the General Partner believes to be in the nature of trade secrets of Regency or its Affiliates or (iii) that the Partnership, Regency or any of their Affiliates is required by law or by agreements with unaffiliated third parties to keep confidential. Nothing contained in this Section 8.5(c) shall permit the General Partner to keep confidential from the Limited Partners any information relating to the Partnership or its business.

        Section 8.6 Redemption of Units. The Redemption Rights of the Original Limited Partners (including the holders of Class A Units) are set forth in this Section 8.6. Any Redemption Rights granted to Additional Limited Partners shall be set forth in amendments to this Agreement or in separate redemption agreements and shall be subordinate, to the extent set forth therein, to the Redemption Rights of the Original Limited Partners set forth in this Section 8.6.

             (a)  Exercise.  Subject to the provisions of this Section
        8.6, the Original Limited Partners shall have the right (the "Redemption Right") to require the Partnership to redeem any Unit held by such Original Limited Partner in exchange for the Redemption Amount to be paid by the Partnership. A Redemption Right shall be exercised pursuant to a Notice of Redemption delivered to the General Partner by the Original Limited Partner who is exercising the Redemption Right (the "Redeeming Partner"), which shall be irrevocable except as set forth in this Section 8.6(a). The redemption shall occur on the Specified Redemption Date; provided, however, a Specified Redemption Date shall not occur until such later date as may be specified pursuant to any agreement with an Original Limited Partner; and provided further that a holder of Class A Units shall not exercise a Redemption Right until as of the first Subsequent Closing without the prior written consent of the General Partner and Security Capital. An Original Limited Partner may exercise a Redemption Right any time and any number of times; provided, however, that a holder of Class A Units shall not exercise a Redemption Right until as of the first Subsequent Closing without the prior written consent of the General Partner and Security Capital. A Redeeming Partner may not exercise the Redemption Right for less than 1,000 Units or, if such Redeeming Partner holds less than 1,000 Units, all of the Units held by such Redeeming Partner.
        If (i) an Original Limited Partner acquires any Units after the First Closing from another Original Limited Partner or holds or acquires any Shares otherwise than pursuant to the exercise of a Redemption Right hereunder and (ii) the issuance of a Share Amount pursuant to the exercise of a Redemption Right would violate the provisions of
        Section 5.2 of the Articles of Incorporation as a result of the ownership of such additional Units or Shares so acquired by such Original Limited Partner (the number of Shares in excess of the number of Shares permitted pursuant to said Section 5.2 is herein referred to as the "Excess Shares") and (iii) such Original Limited Partner does not revoke or amend the exercise of such Redemption Right to comply with the provisions of said Section 5.2 of the Articles of Incorporation within five days after receipt of written notice from the General Partner that the redemption would be in violation thereof, then the Partnership shall pay to such Redeeming Partner, in lieu of the Share Amount or the Cash Amount attributable to the Excess Shares, the amount which would be payable to such Redeeming Partner pursuant to Section 5.3 of the Articles of Incorporation if such Excess Shares were issued in violation of
        Section 5.2 of the Articles of Incorporation and Regency exercised the remedies pursuant to said Section 5.3 of the Articles of Incorporation. The relevant provisions of the Articles of Incorporation as presently in effect are attached hereto as Schedule 8.6(a). This Section 8.6(a) shall in no way or manner be construed as limiting the application of the Articles of Incorporation or constitute any form of waiver or exemption thereunder.

             (b) Payment. The General Partner shall have the right to elect to fund the Redemption Amount through the issuance of (i) the Share Amount or (ii) the Cash Amount; provided, however, in the event a Specified Redemption Date occurs on or before the Option Date, then the General Partner shall be required to cause the Partnership to issue the Share Amount (and not the Cash Amount) in satisfaction of the Redemption Amount, except as otherwise provided in Section 8.6(c) below. The Redeeming Partner shall have no right, with respect to any Unit so redeemed, to receive any distributions paid by the Partnership after the Specified Redemption Date.

             (c) Exceptions for Payment. Notwithstanding anything contained in this Section 8.6 to the contrary, the following provisions shall apply with respect to the payment of a Redemption Amount:

                  (i) If the funding of the Share Amount with respect to the exercise of a Redemption Right would cause the issuance of the Shares in connection therewith to violate Article 5.14 of the Articles of Incorporation of Regency, then the Redeeming Partner shall not have the right to receive the Share Amount with respect to the issuance of any Shares resulting in such a violation, and the balance of any Redemption Amount relating to the exercise of such Redemption Right shall be paid by a Cash Amount. A Non-U.S. Person who (i) has signed a Waiver and Consent Agreement in the form of Exhibit C attached hereto for the benefit of Regency and Security Capital (the "Security Capital Waiver and Consent") and (ii) is exercising a Redemption Right (and will receive a Share Amount) in compliance with the Security Capital Waiver and Consent, will not be in violation of the provisions of Article 5.14 of the Articles of Incorporation if (x) the aggregate number of Shares to be issued on such Specified Redemption Date to all Redeeming Partners who are Non-U.S. Persons is equal to or less than (y) the aggregate number of Shares to be issued on such Specified Redemption Date to all Redeeming Partners who are other than Non-U.S. Persons (the maximum number of Shares which may be issued to Redeeming Partners on a Specified Redemption Date who are Non-U.S. Persons in order to satisfy the foregoing requirement is herein referred to as the "Matching Share Amount"). If more than one Redeeming Partner who is a Non-U.S. Person exercises a Redemption Right for the same Specified Redemption Date and if the aggregate Share Amount payable to all such Redeeming Partners would cause the issuance of Shares to such Non-U.S. Persons to exceed the Matching Share Amount on such Specified Redemption Date, then the Matching Share Amount shall be allocated among such Redeeming Partners who are Non-U.S. Persons pro rata in proportion to the respective Share Amounts otherwise payable to such Redeeming Partners, and any balance of a Redemption Amount payable to any such Redeeming Partner on such Specified Redemption Date shall be paid by a Cash Amount. If the holders of any Class A Units who are Non-U.S. Persons are exercising Redemption Rights on a Specified Redemption Date and the aggregate Share Amount issuable to all Non-U.S. Persons on such Specified Redemption Date exceeds the Matching Share Amount, then the Shares otherwise issuable to the holders of Class A Units shall be reduced first, pro rata by those holders whose Class A Units were issued in exchange for interests in Roswell Village, and next, pro rata by those holders whose Class A Units were issued in exchange for cash and interests in Peartree Village until such aggregate Share Amount equals the Matching Share Amount, and the holders of such Class A Units shall receive the Cash Amount for any balance of the Redemption Amount due such holders of the Class A Units.

                 (ii) If the issuance of Shares for a Share Amount to a Redeeming Partner would be in violation of the Securities Act and applicable state securities laws then such Redeeming Partner shall not have the right to receive the Share Amount, and the Redemption Amount shall be paid by the Cash Amount; provided, however, the issuance of Shares for a Share Amount shall not violate the registration requirements of the Securities Act as in effect on the date hereof if such Shares are issued to an "accredited investor" as defined in the Securities Act.

             (d) Additional Units. Each Original Limited Partner has the right to receive certain Additional Units pursuant to the provisions of the Contribution Agreement. If a Redeeming Partner exercises a Redemption Right on one or more occasions with respect to Units issued at the First Closing ("Initial Redeemed Units"), then such Redeeming Partner shall be deemed to have exercised a Redemption Right with respect to the corresponding percentage of Additional Units issuable with respect to such Initial Redeemed Units, based on the number of Initial Redeemed Units being redeemed as a percentage of the total number of Units issued to the Redeeming Partner at the First Closing (the "Redemption Percentage"), all as provided in the Contribution Agreement. In such event, Regency shall assume the obligation to pay the Redemption Amount with respect to any such Additional Units issued with respect to the Initial Redeemed Units, and if a Share Amount has been funded to a Redeeming Partner with respect to the Initial Redeemed Units, then Regency shall be required to pay the Share Amount for a number of Additional Units equal to the corresponding Redemption Percentage multiplied by the Additional Units issuable to such Original Limited Partner, subject, however, to the restrictions set forth in Section 8.6(a) and 8.6(c) above.

             (e) Conditions. As a condition to exercising a Redemption Right, each Redeeming Partner shall execute a Notice of Redemption in the form attached as Exhibit B and, if a Non-U.S. Person, the Security Capital Waiver and Consent in the form attached as Exhibit C; and execute such other documents and take such other actions as the General Partner may reasonably require, including a Foreign Investment and Real Property Tax Act ("FIRPTA") or similar state and/or local affidavit (or make appropriate arrangements for deposit with the General Partner for payment to the Internal Revenue Service or any state or local governmental authority of the amount required for the General Partner to comply with the withholding provisions of such federal, state and local laws, and if applicable, providing a withholding certificate evidencing the Redeeming Partner's right to a reduced rate of FIRPTA withholding). As a further condition to exercising a Redemption Right, the Units to be redeemed shall be delivered to the Partnership or Regency, as the case may be, free and clear of all liens, security interests, deeds of trust, pledges and other encumbrances of any nature whatsoever (collectively the "Liens"), subject to the provisions of Sections 5.3 and 8.6(f)
        hereof.   In the event any Lien exists on the Specified Redemption
        Date with respect to the Units to be redeemed, neither the Partnership nor Regency (if Regency assumes the Redemption Right pursuant to Section 8.6(d) or Section 8.7) shall have any obligation to redeem such Units, unless, in connection therewith, the General Partner has elected to pay a portion of the Redemption Amount in cash and such cash is sufficient to discharge such Lien, subject to the provisions of Sections 5.3 and 8.6(f) hereof. Each Redeeming Partner hereby expressly authorizes the General Partner to apply such portion of such cash as may be necessary to discharge such Lien in full.

             (f) Security Interest. Additional Units issued on the First Earn-Out Closing Date (as defined in the Contribution Agreement) pursuant to Section 2.3.2 of the Contribution Agreement may be required to be pledged to Regency and the Partnership pursuant to
        Article 15 of the Contribution Agreement (the "Pledged Units"). In the event a Redeeming Partner exercises a Redemption Right with respect to Pledged Units, or in the event a Redeeming Partner has previously exercised a Redemption Right with respect to Units and the corresponding Additional Units to be redeemed are Pledged Units, as described in Section 8.6(d) above, then such Redeeming Partner, as a condition to the receipt of the Redemption Amount with respect to such Pledged Units, shall be required to pledge and grant to Regency and the Partnership a first priority security interest in any and all Shares and/or cash delivered in payment of the Redemption Amount with respect to such Pledged Units and shall be required to consent to Regency holding such Shares and/or cash as "Collateral" under Article 15 of the Contribution Agreement; provided, however, if a Cash Amount is to be paid to the Redeeming Partner with respect to such Pledged Units, then such Redeeming Partner shall have the right to substitute a letter of credit for such Cash Amount as provided in Section 15.7.2(e) of the Contribution Agreement.

            (g) Regency Agreement. Regency agrees (i) to perform Regency's obligations described in this Section 8.6, (ii) to cause the General Partner to perform the General Partner's obligations described in this Section 8.6 and (iii) to cause the General Partner to cause the Partnership to perform the Partnership's obligations described in this Section 8.6.

             (h) Additional Rights. In case Regency shall issue rights, options or warrants to all holders of its Shares entitling them to subscribe for or purchase Shares or other securities convertible into Shares at a price per share less than the current per share market price as of the day before the "ex date" with respect to the issuance or distribution requiring such computation, each Original Limited Partner holding Redemption Rights shall be entitled to receive such number of such rights, options or warrants, as the case may be, as he would have been entitled to receive had he exercised all of his then existing Redemption Rights immediately prior to the record date for such issuance by Regency. The term "ex date" shall mean the first date on which Shares trade regularly without the right to receive such issuance or distribution. In case the Shares shall be changed into the same or a different number of shares of any class or classes of stock, whether by capital reorganization, reclassification, or otherwise (other than subdivision or combination of Shares or a stock dividend described in this definition), then and in each such event the Original Limited Partners holding Redemption Rights shall have the right thereafter to exercise their Redemption Rights for the kind and amount of shares and other securities and property that would have been received upon such reorganization, reclassification or other change by holders of the number of Shares with respect to which such Redemption Rights could have been exercised immediately prior to such reorganization, reclassification or change.

             (i) Distributions. A Redeeming Partner exercising a Redemption Right with a Specified Redemption Date after a Partnership Record Date and prior to the payment of the distribution of Available Cash relating to such Partnership Record Date shall retain the right to receive such distribution with respect to such Units redeemed on such Specified Redemption Date.

        Section 8.7 Regency's Assumption of Right. Notwithstanding the provisions of Section 8.6, Regency may, in its sole and absolute discretion, assume directly and satisfy a Redemption Right by paying to the Redeeming Partner the Share Amount on the Specified Redemption Date, whereupon Regency shall acquire the Units offered for redemption by the Redeeming Partner and shall be treated for all purposes of this Agreement as the owner of such Units, which shall become Class B Units. In the event Regency shall exercise its right to satisfy the Redemption Right in the manner described in the preceding sentence, the Partnership shall have no obligation to pay any amount to the Redeeming Partner with respect to such Redeeming Partner's exercise of the Redemption Right, and each of the Redeeming Partner, the Partnership, the General Partner and Regency shall treat the transaction between Regency and the Redeeming Partner as a sale of the Redeeming Partner's Units to Regency for federal income tax purposes. Regency agrees that it shall assume the General Partner's obligation to pay the Redemption Amount by the payment of the Share Amount through the Option Date, and Regency further agrees that if the General Partner elects to pay the Redemption Amount through the payment of the Share Amount, Regency shall guarantee the General Partner's payment thereof.

                                    ARTICLE 9
                     BOOKS, RECORDS, ACCOUNTING AND REPORTS

        Section 9.1 Records and Accounting. The General Partner shall keep or cause to be kept at the principal office of the Partnership appropriate books and records with respect to the Partnership's business, including, without limitation, all books and records necessary to provide to the Limited Partners any information, lists and copies of documents required to be provided pursuant to Sections 8.5 or 9.3 hereof. Any records maintained by or on behalf of the Partnership in the regular course of its business may be kept on, or be in the form of, magnetic tape, photographs, micrographics or any other information storage device; provided, that the records so maintained are convertible into clearly legible written form within a reasonable period of time. The books of the Partnership shall be maintained for financial purposes on an accrual basis in accordance with generally accepted accounting principles and for tax reporting purposes on the accrual basis.

        Section 9.2 Fiscal Year. The fiscal year of the Partnership shall be the calendar year.

        Section 9.3    Reports.

             (a) Annual Reports. As soon as practicable, but in no event later than the date when mailed to Regency's shareholders, the General Partner shall cause to be mailed to each Limited Partner as of the close of the Partnership Year, an annual report containing financial statements of the Partnership, or of Regency if such statements are prepared solely on a consolidated basis with Regency for such Partnership Year, presented in accordance with generally accepted accounting principles, such statements to be audited by a nationally recognized firm of independent public accountants selected by the General Partner.

             (b) Quarterly Reports. As soon as practicable, but in no event later than the date when mailed to Regency's shareholders, the General Partner shall cause to be mailed to each Limited Partner as of the last day of the calendar quarter (except the last calendar quarter of each year) who has asked to be placed on the mailing list for the same, a report containing unaudited financial statements of the Partnership, or of Regency if such statements are prepared solely on a consolidated basis with Regency, and such other information as may be required by applicable law or regulation, or as the General Partner determines to be appropriate.

             (c) Other. During the pendency of the Redemption Rights, Limited Partners holding Redemption Rights shall receive in a timely manner all other communications transmitted from time to time by Regency to its shareholders.

                                   ARTICLE 10
                                   TAX MATTERS

        Section 10.1 Preparation of Tax Returns. The General Partner shall arrange for the preparation and timely filing of all returns of Partnership income, gains, deductions, losses and other items required of the Partnership for federal and state income tax purposes and shall use all reasonable efforts to furnish, within 90 days of the close of each taxable year, the tax information reasonably required by Limited Partners for federal and state income tax reporting purposes.

        Section 10.2 Tax Elections. Except as otherwise provided herein, the General Partner shall, in its sole and absolute discretion, determine whether to make any available election pursuant to the Code; provided, however, that the General Partner shall make the election under Section 754 of the Code in accordance with applicable Regulations thereunder. The General Partner shall have the right to seek to revoke any such election (including, without limitation, the election under Section 754 of the Code) upon the General Partner's determination in its sole and absolute discretion that such revocation is in the best interests of the Partners.

        Section 10.3   Tax Matters Partner.

             (a) General. The General Partner shall be the "tax matters partner" of the Partnership for federal income tax purposes.
        Pursuant to Section 6223(c) of the Code, upon receipt of notice from the IRS of the beginning of an administrative proceeding with respect to the Partnership, the tax matters partner shall furnish the IRS with the name, address and profit interest of each of the Limited Partners; provided, however, that such information is provided to the Partnership by the Limited Partners.

             (b) Powers. The tax matters partner is authorized, but not required:

                  (i) to enter into any settlement with the IRS with respect to any administrative or judicial proceedings for the adjustment of Partnership items required to be taken into account by a Partner for income tax purposes (such administrative proceedings being referred to as a "tax audit" and such judicial proceedings being referred to as "judicial review"), and in the settlement agreement the tax matters partner may expressly state that such agreement shall bind all Partners, except that such settlement agreement shall not bind any Partner (1) who (within the time prescribed pursuant to the Code and Regulations) files a statement with the IRS providing that the tax matters partner shall not have the authority to enter into a settlement agreement on behalf of such Partner or (2) who is a "notice partner" (as defined in Section 6231 of the Code) or a member of a "notice group" (as defined in Section 6223(b)(2) of the Code), and, to the extent provided by law, the General Partner shall cause each Limited Partner to be designated a notice partner;

                 (ii) in the event that a notice of a final administrative adjustment at the Partnership level of any item required to be taken into account by a Partner for tax purposes (a "final adjustment") is mailed or otherwise given to the tax matters partner, to seek judicial review of such final adjustment, including the filing of a petition for readjustment with the Tax Court or the United States Claims Court, or the filing of a complaint for refund with the District Court of the United States for the district in which the Partnership's principal place of business is located;

                (iii) to intervene in any action brought by any other Partner for judicial review of a final adjustment;

                 (iv) to file a request for an administrative adjustment with the IRS at any time and, if any part of such request is not allowed by the IRS, to file an appropriate pleading (petition, complaint or other document) for judicial review with respect to such request;

                  (v) to enter into an agreement with the IRS to extend the period for assessing any tax which is attributable to any item required to be taken into account by a Partner for tax purposes, or an item affected by such item; and

                 (vi) to take any other action on behalf of the Partners of the Partnership in connection with any tax audit or judicial review proceeding to the extent permitted by applicable law or regulations.

             The taking of any action and the incurring of any expense by the tax matters partner in connection with any such proceeding, except to the extent required by law, is a matter in the sole and absolute discretion of the tax matters partner, and the provisions relating to indemnification of the General Partner set forth in Section 7.7 of this Agreement shall be fully applicable to the tax matters partner in its capacity as such.

             (c) Reimbursement. The tax matters partner shall receive no compensation for its services. All third-party costs and expenses incurred by the tax matters partner in performing its duties as such (including legal and accounting fees) shall be borne by the Partnership. Nothing herein shall be construed to restrict the Partnership from engaging an accounting firm and a law firm to assist the tax matters partner in discharging his duties hereunder, so long as the compensation paid by the Partnership for such services is reasonable.

        Section 10.4 Organizational Expenses. The Partnership shall elect to deduct expenses, if any, incurred by it in organizing the Partnership ratably over a 60 month period as provided in Section 709 of the Code.


                                   ARTICLE 11
                            TRANSFERS AND WITHDRAWALS

        Section 11.1   Transfer.

             (a) Definition. The term "transfer," when used in this Article 11 with respect to a Partnership Unit, shall be deemed to refer to a transaction by which the General Partner purports to assign its General Partnership Interest to another Person or by which a Limited Partner purports to assign its Limited Partnership Interest to another Person, and includes a sale, assignment, gift, pledge, encumbrance, hypothecation, mortgage, exchange or any other disposition by law or otherwise. The term "transfer" when used in this Article 11 does not include any redemption of Partnership Units by a Limited Partner.

             (b) Requirements. No Partnership Interest shall be transferred, in whole or in part, except in accordance with the terms and conditions set forth in this Article 11. Any transfer or purported transfer of a Partnership Interest not made in accordance with this Article 11 shall be null and void.

        Section 11.2   Transfer of General Partner's Partnership Interests.

             (a) General Partnership Interest. The General Partner may not transfer any of its General Partnership Interest (other than any transfer to an Affiliate of the General Partner) or withdraw as General Partner (other than pursuant to a permitted transfer), other than in connection with a transaction described in Section 11.2(b). Any transfer or purported transfer of the General Partner's Partnership Interest not made in accordance with this Section 11.2 shall be null and void. Notwithstanding any permitted transfer of its General Partnership Interest or withdrawal as General Partner hereunder (other than in connection with a transaction described in Section 11.2(b)), Regency shall remain subject to Sections 7.1(a)(iii), 7.9(e), 8.6 and 8.7 of this Agreement unless such transferee General Partner provides substantially similar rights to the Limited Partners and Limited Partner Consent is obtained. Nothing contained in this Section 11.2(a) shall entitle the General Partner to withdraw as General Partner unless a successor General Partner has been appointed and approved by the Original Limited Partners and the Additional Limited Partners. Any General Partner other than Regency admitted to the Partnership by reason of being an Affiliate of Regency shall be a subsidiary of Regency so long as it is the General Partner, unless (i) the Consent of the Original Limited Partners and (ii) the Consent of the Additional Limited Partners is obtained.

             (b) Transfer in Connection With Reclassification, Recapitalization, or Business Combination Involving General Partner. Neither the General Partner nor Regency shall engage in any merger, consolidation or other business combination or transaction with or into another Person or sale of all or substantially all of its assets, or any reclassification, or recapitalization (other than a change in par value, or a change in the number of shares of Common Stock resulting from a subdivision or combination as described in the definition of Unit Adjustment Factor) ("Transaction"), unless as a result of the Transaction such other Person (i) agrees that each Limited Partner who holds a Redemption Right shall thereafter remain entitled to exchange each Partnership Unit owned by such Limited Partner (after application of the Unit Adjustment Factor) for an amount of cash, securities, or other property equal to the greatest amount of cash, securities or other property paid to a holder of one Share in consideration of one Share which a Limited Partner would have received at any time during the period from and after the date on which the Transaction is consummated, as if the Limited Partner had exercised its Redemption Right immediately prior to the Transaction and received the Share Amount, and (ii) agrees to assume the General Partner's obligations pursuant to Section 8.6 hereof, provided, that if, in connection with the Transaction, a purchase, tender or exchange offer shall have been made to and accepted by the holders of more than 50 percent of the outstanding shares of Common Stock, the holders of such Partnership Units shall receive the greatest amount of cash, securities, or other property which a Limited Partner would have received had it exercised the Redemption Right and received the Share Amount in redemption of its Partnership Units immediately prior to the expiration of such purchase, tender or exchange offer. Prior to consummating any such Transaction, Regency shall cause appropriate amendments to be made to this Agreement pursuant to Section 14.1(b) (including the definitions of Shares, Unit Adjustment Factor and Value) to carry out the intent of the parties that the rights of the Limited Partners hereunder shall not be prejudiced as the result of any such Transaction. Notwithstanding anything contained in this Section 11.2(b) to the contrary, the General Partner shall not engage in a Transaction that causes the Original Limited Partners to recognize gain or loss for federal income tax purposes.

             (c) Limited Partnership Interests. The General Partner may transfer all or any portion of its Limited Partnership Interests represented by Class B Units, or any of the rights associated with such Limited Partnership Interests, to any party without the consent of the Partnership or any Partner (regardless of whether such transfer triggers a termination of the Partnership for tax purposes under Section 708 of the Code).

             (d) Admission of Additional General Partner. Except as provided in Sections 11.2(a) and 11.2(b), the General Partner may not admit an additional general partner other than an Affiliate of the General Partner pursuant to Section 11.2(a).

        Section 11.3   Limited Partners' Rights to Transfer.

             (a) General. No transfer of a Limited Partnership Interest by a Limited Partner is permitted without the prior written consent of the General Partner, which it may withhold in its sole and absolute discretion; provided, that a Limited Partner may transfer Units without the consent of the General Partner: (i) to members of the Limited Partner's Immediate Family or one or more trusts for their benefit pursuant to applicable laws of descent and distribution, gift or otherwise; (ii) among its Affiliates; (iii) to a lender, provided that the Units are not Pledged Units, where such Units are pledged to secure a bona fide obligation of the Limited Partner and any transfer in accordance with the rights of such lender under the instruments evidencing such obligation (provided that the General Partner receives 10 days prior written notice of any transfer under this clause (a)); (iv) if the Limited Partner is a trust, to the beneficiaries of the Limited Partner or to another trust (1) that is either established by the same grantor as the Limited Partner or (2) whose beneficiaries consist of members of the Immediate Family of the grantor of the Limited Partner or (3) whose beneficiaries consist of beneficiaries of the transferor trust or members of their Immediate Family; (v) if the Limited Partner is an entity, to the direct or indirect equity holders of the Limited Partner; and (vi) to other Limited Partners. In order to effect any transfer under this Section 11.3, the Limited Partner must deliver to the General Partner a duly executed copy of the instrument making such transfer and such instrument must evidence the written acceptance by the assignee of all of the terms and conditions of this Agreement, including, where applicable, the security interest, described in Sections 5.3 and 8.6(f), and represent that such assignment was made in accordance with all applicable laws and regulations. For a period of one year following the First Closing, each Original Limited Partner agrees not
        (A) to request the General Partner to consent to any transfer of Units requiring the consent of the General Partner or (B) to transfer any economic or other interest, right or attribute therein except to a Person to whom such Partner may transfer Units without the consent of the General Partner.

             (b) Incapacitated Limited Partners. If a Limited Partner is subject to Incapacity, the executor, administrator, trustee, committee, guardian, conservator or receiver of such Limited Partner's estate shall have all the rights of a Limited Partner, but not more rights than those enjoyed by other Limited Partners for the purpose of settling or managing the estate and such power as the Incapacitated Limited Partner possessed to transfer all or any part of his or its interest in the Partnership. The Incapacity of a Limited Partner, in and of itself, shall not dissolve or terminate the Partnership.

             (c) No Transfers Violating Securities Laws. The General Partner may prohibit any transfer by a Limited Partner of his Partnership Units if, in the opinion of legal counsel to the Partnership, such transfer would require filing of a registration statement under the Securities Act of 1933 or would otherwise violate any federal or state securities laws or regulations applicable to the Partnership or the Partnership Units.

             (d) Transfers Resulting in Corporation Status. Regardless of whether the General Partner is required to provide or has provided its consent under Section 11.3(a), no transfer by a Limited Partner of his Partnership Units (or any economic or other interest, right or attribute therein) may be made to any Person if legal counsel for the Partnership renders an opinion letter that it creates a substantial risk that the Partnership would be treated as an association taxable as a corporation.

             (e) Transfers Causing Termination. Regardless of whether the General Partner is required to provide or has provided its consent under Section 11.3(a), no transfer of any Partnership Interests other than the exercise of Redemption Rights shall be effective if such transfer would, in the opinion of counsel for the Partnership, result in the termination of the Partnership for federal income tax purposes, in which event such transfer shall be made effective as of the first fiscal quarter in which such termination would not occur, if the Partner making such transfer continues to desire to effect the transfer.

             (f) Transfer to Certain Lenders. Notwithstanding anything contained herein to the contrary, no transfer of any Partnership Units may be made to a lender to the Partnership or any Person who is related (within the meaning of Section 1.752-4(b) of the Regulations) to any lender to the Partnership whose loan constitutes a Nonrecourse Liability, without the consent of the General Partner, which consent may be given or withheld by the General Partner in its sole and absolute discretion, provided, that as a condition to such consent the lender will be required to enter into an arrangement with the Partnership and the General Partner to redeem for the Redemption Amount any Partnership Units in which a security interest is held, simultaneously with the time at which such lender would be deemed to be a partner in the Partnership for purposes of allocating liabilities to such lender under Section 752 of the Code.

             (g) Transfers by Additional Limited Partners Requiring 1934 Act Registration. Regardless of whether the General Partner is required to provide or has provided its consent under Section 11.3(a), no transfer by an Additional Limited Partner of his Limited Partnership Interest (or any economic or other interest, right or attribute therein) may be made to any Person if such transfer would require the Partnership to register its equity securities under the Securities Exchange Act of 1934.

        Section 11.4   Substituted Limited Partners.

             (a) Consent of General Partner Required. The Limited Partner shall have the right to substitute a transferee as a Limited Partner in his place, but only if such transferee is a permitted transferee under Section 11.3, in which event such substitution shall occur if the Limited Partner so provides. With respect to any other transfers, the General Partner shall have the right to consent to the admission of a transferee of the interest of a Limited Partner pursuant to this Section 11.4 as a Substituted Limited Partner, which consent may be given or withheld by the General Partner in its sole and absolute discretion. The General Partner's failure or refusal to permit a transferee of any such interests to become a Substituted Limited Partner shall not give rise to any cause of action against the Partnership or any Partner.

             (b) Rights and Duties of Substituted Limited Partners. A transferee who has been admitted as a Substituted Limited Partner in accordance with this Article 11 shall have all the rights and powers and be subject to all the restrictions and liabilities of a Limited Partner under this Agreement.

             (c) Amendment of Exhibit A. Upon the admission of a Substituted Limited Partner, the General Partner shall amend Exhibit A to reflect the name, address, number of Partnership Units, and Percentage Interest of such Substituted Limited Partner and to eliminate or adjust, if necessary, the name, address and interest of the predecessor of such Substituted Limited Partner.

        Section 11.5 Assignees. If a transferee is not admitted as a Substituted Limited Partner in accordance with Section 11.4(a), such transferee shall be considered an Assignee for purposes of this Agreement. An Assignee shall be entitled to all the rights of an assignee of a limited partnership interest under the Act, including (if applicable) the right to redeem Units under Section 8.6 or any separate redemption agreement, and the right to receive distributions from the Partnership and the share of Net Income, Net Losses, gain, loss and Recapture Income attributable to the Partnership Units assigned to such transferee, but shall not be deemed to be a holder of Partnership Units for any other purpose under this Agreement, and shall not be entitled to vote such Partnership Units in any matter presented to the Limited Partners for a vote (such Partnership Units being deemed to have been voted on such matter in the same proportion as all Partnership Units held by Limited Partners are voted). In the event any such transferee desires to make a further assignment of any such Partnership Units, such transferee shall be subject to all the provisions of this Article 11 to the same extent and in the same manner as any Limited Partner desiring to make an assignment of Partnership Units.

        Section 11.6   General Provisions.

             (a) Withdrawal of Limited Partner. No Limited Partner may withdraw from the Partnership other than as a result of a permitted transfer of all of such Limited Partner's Partnership Units in accordance with this Article 11 or pursuant to the redemption of all of his Partnership Units.

             (b) Termination of Status as Limited Partner. Any Limited Partner who shall transfer all of his Partnership Units in a transfer permitted pursuant to this Article 11 or pursuant to the redemption of all of his Partnership Units shall cease to be a Limited Partner.

             (c) Timing of Transfers. Transfers pursuant to this Article 11 may only be made on the first day of a fiscal quarter, unless the General Partner otherwise agrees, or unless resulting by operation of law.

             (d) Allocation When Transfer Occurs. If any Partnership Interest is transferred during any quarterly segment of the Partnership's fiscal year in compliance with the provisions of this
        Article 11 or redeemed pursuant to Section 8.6, Net Income, Net Losses, each item thereof and all other items attributable to such interest for such fiscal year shall be divided and allocated between the transferor Partner and the transferee Partner by taking into account their varying interests during the fiscal year in accordance with Section 706(d) of the Code, using the interim closing of the books method (other than Net Income or Net Loss attributable to a Capital Transaction, which shall be allocated as of the Capital Transaction Record Date). Solely for purposes of making such allocations, each of such items for the calendar month in which the transfer or redemption occurs shall be allocated to the Person who is a Partner as of midnight on the last day of said month. All distributions of Available Cash with respect to which the Partnership Record Date is before the date of such transfer or redemption shall be made to the transferor Partner, and all distributions of Available Cash thereafter shall be made to the transferee Partner.

             (e) Continued Obligations Following Redemption by Certain Additional Limited Partners. Anything herein to the contrary notwithstanding, if an Additional Limited Partner is an Electing Partner (as defined in Section 13.4), and if such Additional Limited Partner exercises a Redemption Right with respect to such Additional Limited Partner's entire Limited Partnership Interest, and the General Partner determines in good faith that such Redeeming Partner has exercised a Redemption Right in order to avoid such Additional Limited Partner's deficit Capital Account restoration obligations in
        Section 13.4, the General Partner may require, upon delivery of written notice to the Redeeming Partner no later than thirty (30) days after the applicable Specified Redemption Date, that the Redeeming Partner remain liable to restore his "Hypothetical Negative Capital Account Balance" if the Partnership adopts a plan of liquidation within three hundred sixty five (365) days following such applicable Specified Redemption Date. A Redeeming Partner's Hypothetical Negative Capital Account Balance is the hypothetical amount such Redeeming Partner would have had to pay to the Partnership pursuant to his obligations under Section 13.4 hereof if he had remained as an Additional Limited Partner until the liquidation of the Partnership.

                                   ARTICLE 12
                              ADMISSION OF PARTNERS

        Section 12.1 Admission of Successor General Partner. A successor to all of the General Partner's General Partnership Interest pursuant to
   Section 11.2 hereof who is proposed and permitted to be admitted as a successor General Partner shall be admitted to the Partnership as the General Partner, effective upon such transfer. Any such transferee shall assume all of the General Partner's obligations under this Agreement and shall carry on the business of the Partnership without dissolution. In each case, the admission shall be subject to the successor General Partner executing and delivering to the Partnership an acceptance of all of the terms and conditions of this Agreement and such other documents or instruments as may be required to effect the admission.

        Section 12.2   Admission of Additional Limited Partners.

             (a) General. A Person who makes a Capital Contribution to the Partnership in accordance with Section 4.2 of this Agreement shall be admitted to the Partnership as an Additional Limited Partner upon furnishing to the General Partner (i) evidence of acceptance in form satisfactory to the General Partner of all of the terms and conditions of this Agreement, including, without limitation, the power of attorney granted in Article 16 hereof and (ii) such other documents or instruments as may be required in the sole and absolute discretion of the General Partner in order to effect such Person's admission as an Additional Limited Partner.

             (b) Consent of General Partner Required. Notwithstanding anything to the contrary in this Section 12.2, no Person shall be admitted as an Additional Limited Partner without the consent of the General Partner (other than a Person to whom a Limited Partner may transfer Units pursuant to Section 11.3(a) without the consent of the General Partner), which consent may be given or withheld in the General Partner's sole and absolute discretion. The admission of any Person as an Additional Limited Partner shall become effective on the date upon which the name of such Person is recorded on the books and records of the Partnership, following the consent of the General Partner to such admission.

        Section 12.3 Amendment of Agreement and Certificate. For the admission to the Partnership of any Partner, the General Partner shall, subject to the requirements of Section 4.2, take all steps necessary and appropriate under the Act to amend the records of the Partnership and, if necessary, to prepare as soon as practical an amendment of this Agreement (including an amendment of Exhibit A) and, if required by law, shall prepare and file an amendment to the Certificate and may for this purpose exercise the power of attorney granted pursuant to Article 16 hereof.

        Section 12.4 Representations and Warranties of Additional Limited Partners. As inducement for their admission to the Partnership, each Additional Limited Partner hereby represents and warrants that such Limited Partner (a) has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an investment in the Partnership; (b) has been given the opportunity to examine all documents and to ask questions of, and to receive answers from, the General Partner and its representatives concerning the terms and conditions of the acquisition by it of Units in the Partnership, and to obtain any additional information which it deems necessary to verify the accuracy of the information with respect thereto; and (c) understands that there will be no public market for the Units. Such Additional Limited Partner has received and carefully reviewed copies of the reports filed by Regency for its two most recent fiscal years and the interim period to date under the Securities Exchange Act of 1934 and such additional information concerning Regency and the transactions contemplated by this Agreement, to the extent that Regency could acquire such information without unreasonable effort or expense, as such Limited Partner deems necessary for purposes of making an investment in the Partnership. The Units in the Partnership acquired by such Additional Limited Partner are being acquired by such Limited Partner for its own account for investment and not with a view to, or for resale in connection with, the public distribution or other disposition thereof. Such Additional Limited Partner agrees as a condition to the issuance of such Units in its name that any transfer, sale, assignment, hypothecation, offer or other disposition of such Units may not be effected except in accordance with the terms of this Agreement and pursuant to an effective registration statement under the Securities Act and the rules and regulations promulgated thereunder, or an exemption therefrom, and in compliance with all other applicable securities and "blue sky" laws. Each Additional Limited Partner acknowledges that the Partnership is not required to register any of the Units under the Securities Act or any other applicable
   securities or "blue sky" laws.   Each such Additional Limited Partner
   represents and warrants that it has relied on its own advisors for advice in connection with structuring the transactions contemplated by this Agreement and is not relying on the General Partner or its accountants, attorneys or other advisors with regard to such matters.

                                   ARTICLE 13
                           DISSOLUTION AND LIQUIDATION

        Section 13.1 Dissolution. The Partnership shall not be dissolved by the admission of Substituted Limited Partners or Additional Limited Partners or by the admission of a successor General Partner in accordance with the terms of this Agreement. Upon the withdrawal of the General Partner, any successor General Partner shall continue the business of the Partnership. Notwithstanding anything contained herein to the contrary, except as provided below in this Section 13.1, the General Partner and the Partnership shall not dissolve the Partnership, adopt a plan of liquidation for the Partnership or sell all or substantially all of the assets of the Partnership in a Liquidating Transaction or otherwise without (i) the Consent of the Original Limited Partners and (ii) the Consent of the Additional Limited Partners. The Partnership shall dissolve, and its affairs shall be wound up, upon the first to occur of any of the following (each an "Event of Dissolution"):

             (a) Expiration of Term-the expiration of its term as provided in Section 2.4 hereof;

             (b) Withdrawal of General Partner-an event of withdrawal of the last remaining General Partner, as defined in the Act (other than an event of bankruptcy), unless, within 90 days after the withdrawal, all the remaining Original Limited Partners and Additional Limited Partners agree in writing to continue the business of the Partnership and to the appointment, effective as of the date of withdrawal, of a substitute General Partner;

             (c) Judicial Dissolution Decree-entry of a decree of judicial dissolution of the Partnership pursuant to the provisions of the Act; or

             (d) Bankruptcy or Insolvency of General Partner-the last remaining General Partner shall be Incapacitated by reason of its bankruptcy unless, within 90 days after the withdrawal, all the remaining Original Limited Partners and Additional Limited Partners agree in writing to continue the business of the Partnership and to the appointment, effective as of the date of withdrawal, of a substitute General Partner.

        Section 13.2   Winding Up.

             (a) General. The General Partner shall provide written notice to the Limited Partners of the occurrence of an Event of Dissolution, giving them at least 20 days in which to exercise any Redemption Right prior to the distribution of any proceeds from the liquidation of the Partnership pursuant to this Section 13.2(a). Upon the occurrence of an Event of Dissolution, the Partnership shall continue solely for the purposes of winding up its affairs in an orderly manner, liquidating its assets, and satisfying the claims of its creditors and Partners. No Partner shall take any action that is inconsistent with, or not necessary to or appropriate for, the winding up of the Partnership's business and affairs. The General Partner (or, in the event there is no remaining General Partner, any Person elected by a majority in interest of the Limited Partners (the "Liquidator")) shall be responsible for overseeing the winding up and dissolution of the Partnership and shall take full account of the Partnership's liabilities and property and the Partnership property (subject to Sections 13.2(b) and 13.2(c)) shall be liquidated as promptly as is consistent with obtaining the fair value thereof, and the proceeds therefrom shall be applied and distributed in the following order:

                  (i) First, to the payment and discharge of all of the Partnership's debts and liabilities to creditors other than the Partners;

                 (ii) Second, to the payment and discharge of all of the Partnership's debts and liabilities to the Partners, pro rata in accordance with amounts owed to each such Partner;

                (iii) Third, one hundred percent (100%) to the Original Limited Partners, pro rata based on the number of Original Limited Partnership Units held by such Partners, until each such Partner has received an amount equal to the aggregate Priority Distribution Amounts for each Partnership Record Date (if any) occurring subsequent to the Event of Dissolution;

                 (iv) Fourth, one hundred percent (100%) to the Additional Limited Partners, pro rata based on the number of Class 2 Units held by such Partners, until each such Partner has received an amount equal to the aggregate Priority Distribution Amounts for each Partnership Record Date (if any) occurring subsequent to the Event of Dissolution; and

                  (v) The balance, if any, to the General Partner and Limited Partners in accordance with their Capital Accounts, after giving effect to all contributions, distributions, and allocations for all periods.

        The General Partner shall not receive any additional compensation for any services performed pursuant to this Article 13.

             (b)  Deferred Liquidation.  Notwithstanding the provisions of
        Section 13.2(a) hereof which require liquidation of the assets of the Partnership, but subject to the order of priorities set forth therein, and further subject to Section 13.2(c) hereof and any separate agreement of the Partnership or the General Partner with respect to the distribution in kind to Additional Limited Partners of assets contributed by such Additional Limited Partners (or assets exchanged for such assets), if prior to or upon dissolution of the Partnership the Liquidator determines that an immediate sale of part or all of the Partnership's assets would be impractical or would cause undue loss to the Partners, the Liquidator may, in its sole and absolute discretion, defer for a reasonable time the liquidation of any assets except those necessary to satisfy liabilities of the Partnership (including to those Partners as creditors) and/or distribute to the Partners, in lieu of cash, as tenants in common and in accordance with the provisions of Section 13.2(a) and Section 13.2(c) hereof and any such separate agreement, undivided interests in such Partnership assets as the Liquidator deems not suitable for liquidation. Any such distributions in kind shall be made only if, in the good faith judgment of the Liquidator, such distributions in kind are in the best interest of the Partners, and shall be subject to such conditions relating to the disposition and management of such properties as the Liquidator deems reasonable and equitable and to any agreements governing the operation of such properties at such time. The Liquidator shall determine the fair market value of any property distributed in kind using such reasonable method of valuation as it may adopt.

             (c)  Distribution of Briarcliff Village.

                  (i) In the event that the Partnership is dissolved in accordance with this Article 13, the Briarcliff Village Property (as defined in Section 7.1(c)) will be distributed in-kind to the Original Briarcliff Partners (as defined in Section 7.1(c)) who continue, as of such time, to hold Original Limited Partnership Units attributable to the contribution of the Briarcliff Village Property to Branch Properties, L.P. and Branch Properties, L.P.'s subsequent contribution of the Briarcliff Village Property to the Partnership, with such Partners to take title to the Briarcliff Village Property in any manner which they are able to agree among themselves. In the event that such Partners are to receive the Briarcliff Village Property pursuant to this Section 13.2(c), then the Briarcliff Village Property shall have the net value agreed upon by the General Partner and the Partners receiving an interest in the Briarcliff Village Property, or, if they cannot agree, then the Briarcliff Village Property shall be valued in accordance with
             Section 13.2(d).

                 (ii) If the net value of the Briarcliff Village Property determined pursuant to Section 13.2(c)(i) exceeds the amount to which the Partners receiving the Briarcliff Village Property are entitled pursuant to this Article 13, then such partners may contribute to the capital of the Partnership the amount of cash equal to such excess, pro rata in proportion to the relative number of Units of each such Partners attributable to the contribution of the Briarcliff Village Property to Branch Properties, L.P. and Branch Properties, L.P.'s subsequent contribution of the Briarcliff Village Property to the Partnership. If such a contribution is not made in full, then
             Section 13.2(c)(i) shall not apply and the Liquidator shall be entitled to sell the Briarcliff Village Property in connection with the dissolution of the Partnership.

             (d) Appraisal. In the event that the Briarcliff Village Property is to be distributed to the Original Briarcliff Partners in liquidation of the Partnership pursuant to the provisions of this
        Section 13.2, then the amount of such distribution shall be determined as follows if the net value thereof has not been agreed on pursuant to Section 13.2(c)(i):

                  (i) Within twenty (20) days after the determination that the Partnership shall distribute the Briarcliff Village Property to the Original Briarcliff Partners, the General Partner and a Majority-In-Interest of the Original Briarcliff Partners (as defined in Section 7.1(c)) shall each select an independent, regionally or nationally recognized appraiser or appraisal group which is experienced in valuing separate real estate property ("Appraiser"), and the two Appraisers selected by the parties shall jointly select a third Appraiser. Each party shall pay the cost of their respective Appraiser and shall split the cost of the third Appraiser.

                 (ii) Within sixty (60) days of selection of the third Appraiser, each of the three Appraisers shall determine the gross fair market value of the Briarcliff Village Property as of the date of the election to liquidate the Partnership, calculated based on the net fair market value of Briarcliff Village (net of the loans encumbering Briarcliff Village), taking into consideration the terms and relative value of the loans encumbering Briarcliff Village, the fact that Briarcliff Village is not being sold and the loans are not being repaid.

                (iii) Upon receipt of the three appraisals determining the gross fair market value of the Briarcliff Village Property, the two closest gross fair market values shall be averaged, with such average to constitute the distribution value of the Briarcliff Village Property.

        Section 13.3 Compliance with Timing Requirements of Regulations; Allowance for Contingent or Unforeseen Liabilities or Obligations. Notwithstanding anything to the contrary in this Agreement, in the event the Partnership is "liquidated" within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g), distributions shall be made pursuant to this Article 13 to the General Partner and Limited Partners who have positive Capital Accounts in compliance with Regulations Section 1.704-1(b)(2)(ii)(b)(2) (including any timing requirements therein). Except as provided in
   Section 13.4, if any Limited Partner has a deficit balance in his Capital Account (after giving effect to all contributions, distributions and allocations for all taxable years, including the year during which such liquidation occurs), such Partner shall have no obligation to make any contribution to the capital of the Partnership with respect to such deficit, and such deficit shall not be considered a debt owed to the Partnership or to any other Person for any purpose whatsoever. In the sole and absolute discretion of the General Partner, a pro rata portion of the distributions that would otherwise be made to the General Partner and Limited Partners pursuant to this Article 13 may be: (i) distributed to a liquidating trust established for the benefit of the General Partner and Limited Partners for the purposes of liquidating Partnership assets, collecting amounts owed to the Partnership, and paying any contingent or unforeseen liabilities or obligations of the Partnership or of the General Partner arising out of or in connection with the Partnership (the assets of any such trust shall be distributed to the General Partner and Limited Partners from time to time, in the reasonable discretion of the General Partner, in the same proportions as the amount distributed to such trust by the Partnership would otherwise have been distributed to the General Partner and Limited Partners pursuant to this Agreement); or (ii) withheld to provide a reasonable reserve for Partnership liabilities (contingent or otherwise) and to reflect the unrealized portion of any installment obligations owed to the Partnership; provided, that such withheld amounts shall be distributed to the General Partner and Limited Partners as soon as practicable.

        Section 13.4   Deficit Capital Account Restoration.

             (a) Subject to Section 13.4(b), if an Original Limited Partner listed on Schedule 13.4(a) (who constituted an "Electing Partner" of Branch and is referred to hereinafter as an "Electing Partner") and any Additional Limited Partner who elects to be added to such Schedule (also an "Electing Partner"), on the date of the "liquidation" of his respective interest in the Partnership (within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g)), has a negative balance in his Capital Account, then such Electing Partner shall contribute in cash to the capital of the Partnership the lesser of (i) the maximum amount (if any such maximum amount is stated) listed beside such Electing Partner's name on Schedule 13.4(a) or
        (ii) the amount required to increase his Capital Account as of such date to zero. Any such contribution required of a Partner hereunder shall be made on or before the later of (i) the end of the Partnership fiscal year in which the interest of such Partner is liquidated or (ii) the ninetieth (90th) day following the date of such liquidation. Notwithstanding any provision hereof to the contrary, all amounts so contributed by a partner to the capital of the Partnership shall, upon the liquidation of the Partnership under this Article 13, be first paid to any then creditors of the Partnership, including Partners that are Partnership creditors (in the order provided in Section 13.2(a)), and any remaining amount shall be distributed to the other Partners then having positive balances in their respective Capital Accounts in proportion to such positive balances.

             (b) After the death of an Electing Partner, the executor of the estate of such an Electing Partner may elect to reduce (or eliminate) the deficit Capital Account restoration obligation of such an Electing Partner pursuant to Section 13.4(a). Such election may be made by such executor by delivering to the General Partner within two hundred seventy (270) days of the death of such an Electing Partner a written notice setting forth the maximum deficit balance in his Capital Account that such executor agrees to restore under Section 13.4(a), if any. If such executor does not make a timely election pursuant to this Section 13.4(b) (whether or not the balance in his Capital Account is negative at such time), then such Electing partner's estate (and the beneficiaries thereof who receive distribution of Partnership Units therefrom) shall be deemed to have a deficit Capital Account restoration obligation as set forth pursuant to the terms of Section 13.4(a).

             (c) If the General Partner, on the date of "liquidation" of its interest in the Partnership, within the meaning of Section 1.704-1(b)(2)(ii)(g) of the Regulations, has a negative balance in its Capital Account, then the General Partner shall contribute in cash to the capital of the Partnership the amount needed to restore its Capital Account balance to zero. Any such contribution required to be made by the General Partner shall be made by the General Partner on or before the later of (i) the end of the Partnership Year in which the General Partner's interest is liquidated, or (ii) the ninetieth (90th) calendar day following the date of such liquidation. Notwithstanding any provision of this Agreement to the contrary, all amounts so contributed to the capital of the Partnership in accordance with this Section 13.4 shall be distributed in accordance with Section 13.2(a). Regency unconditionally guarantees the obligation of the General Partner under this Section 13.4(c) for the benefit of the Partnership and the other Partners.

        Section 13.5 Deemed Distribution and Recontribution. Notwith-standing any other provision of this Article 13 (but subject to Section 13.3), in the event the Partnership is liquidated within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g) but no Event of Dissolution has occurred, the Partnership's property shall not be liquidated, the Partnership's liabilities shall not be paid or discharged, and the Partnership's affairs shall not be wound up. Instead, the Partnership shall be deemed to have distributed the Property in kind to the General Partner and Limited Partners, who shall be deemed to have assumed and taken such property subject to all Partnership liabilities, all in accordance with their respective Capital Accounts. Immediately thereafter, the General Partner and Limited Partners shall be deemed to have recontributed the Partnership property in kind to the Partnership, which shall be deemed to have assumed and taken such property subject to all such liabilities.

        Section 13.6 Rights of Limited Partners. Except as specifically provided in this Agreement, including Sections 7.1(a)(iii), 8.6, 8.7 and 13.4, each Limited Partner shall look solely to the assets of the Partnership for the return of his Capital Contribution and shall have no right or power to demand or receive property other than cash from the Partnership. Except as specifically provided in this Agreement, no Limited Partner shall have priority over any other Limited Partner as to the return of his Capital Contributions, distributions, or allocations.

        Section 13.7 Notice of Dissolution. In the event an Event of Dissolution or an event occurs that would, but for the provisions of
   Section 13.1, result in a dissolution of the Partnership, the General Partner shall, within 30 days thereafter, provide written notice thereof to each of the Partners and to all other parties with whom the Partnership regularly conducts business (as determined in the sole and absolute discretion of the General Partner) and shall publish notice thereof in a newspaper of general circulation in each place in which the Partnership regularly conducts business (as determined in the sole and absolute discretion of the General Partner).

        Section 13.8 Cancellation of Certificate of Limited Partnership. Upon the completion of the liquidation of the Partnership as provided in
   Section 13.2 hereof, the Partnership shall be terminated and the Certificate and all qualifications of the Partnership as a foreign limited partnership in jurisdictions other than the State of Delaware shall be canceled and such other actions as may be necessary to terminate the Partnership shall be taken.

        Section 13.9 Reasonable Time for Winding-Up. A reasonable time shall be allowed for the orderly winding-up of the business and affairs of the Partnership and the liquidation of its assets pursuant to Section 13.2 hereof, in order to minimize any losses otherwise attendant upon such winding-up, and the provisions of this Agreement shall remain in effect between the Partners during the period of liquidation.

                                   ARTICLE 14
                  AMENDMENT OF PARTNERSHIP AGREEMENT; MEETINGS

        Section 14.1   Amendments.

             (a) General. Amendments to this Agreement may be proposed only by the General Partner, who shall submit any proposed amendment (other than an amendment pursuant to Section 14.1(b)) to the Limited Partners. The General Partner shall seek the written vote of the Partners on the proposed amendment or shall call a meeting to vote thereon and to transact any other business that it may deem appropriate. Except as provided in Section 14.1(b), 14.1(c), 14.1(d), 14.1(e) or 14.1(f), a proposed amendment shall be adopted and be effective as an amendment hereto if it is approved by the General Partner and it receives (i) the Consent of the Original Limited Partners and (ii) the Consent of the Additional Limited Partners.

             (b) General Partner's Power to Amend. Notwithstanding Section 14.1(a), the General Partner shall have the power, without the consent of the Limited Partners, to amend this Agreement as may be required to facilitate or implement any of the following purposes:

                  (i) to add to the obligations of the General Partner or surrender any right or power granted to the General Partner or any Affiliate of the General Partner for the benefit of the Limited Partners;

                 (ii)  to add to or change the name of the Partnership;

                (iii)  to reflect the admission, substitution,
             termination, or withdrawal of Partners in accordance with this Agreement;

                 (iv) to set forth the rights, powers, duties and preferences of the holders of any additional Partnership Interests issued pursuant to Section 4.2;

                  (v) to reflect a change that is of an inconsequential nature and does not adversely affect the Limited Partners in any material respect, or to cure any ambiguity, correct or supplement any provision in this Agreement not inconsistent with law or with other provisions, or make other changes with respect to matters arising under this Agreement that will not be inconsistent with law or with the provisions of this Agreement; and

                 (vi) to satisfy any requirements, conditions, or guidelines contained in any order, directive, opinion, ruling or regulation of a federal or state agency or contained in federal or state.

        The General Partner will provide 10 days' prior written notice to the Limited Partners when any action under this Section 14.1(b) is taken.

             (c) Consent of Adversely Affected Partner Required. Notwithstanding Section 14.1(a) hereof, this Agreement shall not be amended without the consent of each Partner adversely affected if such amendment would (i) convert a Limited Partner's interest in the Partnership into a general partner's interest, (ii) modify the limited liability of a Limited Partner, (iii) alter rights of the Partner to receive distributions pursuant to Articles 5 or 13, or the allocations specified in Article 6 (except as permitted pursuant to Sections 4.2 or 4.4(c) hereof), (iv) alter or modify the Redemption Right or Redemption Amount as set forth in Section 8.6 and related definitions hereof, or (v) amend Sections 4.2 (issuances of additional Partnership Interests), 7.1(a)(iii) (Section 1031 exchanges), 7.1(h) (distributions), 7.3 (restrictions on General Partner's authority), or (vi) amend this Section 14.1(c).

             (d) When Consent of Limited Partnership Interests Required. Notwithstanding Section 14.1(a) hereof, the General Partner shall not amend Sections 4.2 (issuances of additional Partnership Interests), 7.1(h) (distributions), 7.6 (contracts with Affiliates) or 11.2 (transfer of General Partnership Interest) without the Consent of the Limited Partners and the General Partner shall not amend this Section 14.1(d) without the unanimous consent of the Limited Partners.

             (e)  When Consent of Other Limited Partners Required.

                  (i)  Matters Relating to Briarcliff.  Notwithstanding
             Section 14.1(a) hereof, Section 7.1(c) (sale of Briarcliff Village), 13.2(c) (distribution of Briarcliff Village) and this
             Section 14.1(e)(i) may be amended only with the Consent of a Majority in Interest of the Original Briarcliff Partners (as defined in Section 7.1(c).

                 (ii) Matters Relating to Other Classes of Partners. Notwithstanding Section 14.1(a) hereof, except as provided in
             Section 14.1(c), any amendment that would adversely affect only a class of Limited Partners other than the Original Limited Partners may be amended with the Consent of such class of Limited Partners.

             (f) Security Capital Consent. So long as the Stockholders Agreement referred to in Schedule 7.8(b) remains in effect, this Agreement shall not be amended, modified or supplemented, in any such case, without the prior written consent of Security Capital. Any amendment, modification or supplement adopted without Security Capital's consent shall be void.

        Section 14.2   Meetings of Limited Partners.

             (a) General. Meetings of the Limited Partners may be called only by the General Partner. Such meeting shall be held at the principal office of the Partnership, or at such other place as may be designated by the General Partner. Notice of any such meeting shall be given to all Limited Partners not less than fifteen days nor more than sixty days prior to the date of such meeting. The notice shall state the purpose or purposes of the meeting. Limited Partners may vote in person or by proxy at such meeting. Whenever the vote or consent of Limited Partners is permitted or required under this Agreement, such vote or consent may be given at a meeting of Limited Partners or may be given in accordance with the procedure prescribed in Section 14.1 hereof. Except as otherwise expressly provided in this Agreement, the consent of holders of a majority of the Percentage Interests of the Limited Partners (other than Units held by the General Partner, Regency or any Affiliate of Regency other than a Property Affiliate) shall control.

             (b) Actions Without a Meeting. Any action required or permitted to be taken at a meeting of the Limited Partners may be taken without a meeting if a written consent setting forth the action so taken is signed by a majority of the Percentage Interests of the Limited Partners (other than Units held by the General Partner, Regency or any Affiliate of Regency other than a Property Affiliate) (or such other percentage as is expressly required by this Agreement). Such consent may be in one instrument or in several instruments, and shall have the same force and effect as a vote of a majority of the Percentage Interests of the Original Limited Partners (other than Units held by the General Partner, Regency or any Affiliate of Regency other than a Property Affiliate)(or such other percentage as is expressly required by this Agreement). Such consent shall be filed with the General Partner. An action so taken shall be deemed to have been taken at a meeting held on the effective date so certified.

             (c) Proxy. Each Limited Partner may authorize any Person or Persons to act for him by proxy on all matters in which a Limited Partner is entitled to participate, including waiving notice of any meeting, or voting or participating at a meeting. Every proxy must be signed by the Limited Partner or his attorney-in-fact. No proxy shall be valid after the expiration of 11 months from the date thereof unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the Limited Partner executing it.

             (d) Conduct of Meeting. Each meeting of Limited Partners shall be conducted by the General Partner or such other Person as the General Partner may appoint pursuant to such rules for the conduct of the meeting as the General Partner or such other Person deems appropriate.

                                   ARTICLE 15
                               GENERAL PROVISIONS

        Section 15.1 Addresses and Notice. All notices and demands under this Agreement shall be in writing, and may be either delivered personally (which shall include deliveries by courier) by U.S. mail or a nationally recognized overnight courier, by telefax, telex or other wire transmission (with request for assurance of receipt in a manner appropriate with respect to communications of that type; provided, that a confirmation copy is concurrently sent by a nationally recognized express courier for overnight delivery) or mailed, postage prepaid, by certified or registered mail, return receipt requested, directed to the parties at their respective addresses set forth on Exhibit A attached hereto, as it may be amended from time to time, and, if to the Partnership, such notices and demands sent in the aforesaid manner must be delivered at its principal place of business set forth above. Notices and demands shall be effective upon receipt. Any party hereto may designate a different address to which notices and demands shall thereafter be directed by written notice given in the same manner and directed to the Partnership at its office hereinabove set forth.

        Section 15.2 Titles and Captions. All article or section titles or captions in this Agreement are for convenience only. They shall not be deemed part of this Agreement and in no way define, limit, extend or describe the scope or intent of any provisions hereof. Except as specifically provided otherwise, references to "Articles" and "Sections" are to Articles and Sections of this Agreement.

        Section 15.3 Pronouns and Plurals. Whenever the context may require, any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa.

        Section 15.4 Further Action. The parties shall execute and deliver all documents, provide all information and take or refrain from taking action as may be necessary or appropriate to achieve the purposes of this Agreement.

        Section 15.5 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives and permitted assigns.
   Section 14.1(f) shall inure to the benefit of Security Capital.

        Section 15.6 Waiver of Partition. The Partners hereby agree that the Partnership properties are not and will not be suitable for partition. Accordingly, each of the Partners hereby irrevocably waives any and all rights (if any) that it may have to maintain any action for partition of any of the Partnership properties.

        Section 15.7 Entire Agreement. This Agreement supersedes any prior agreements or understandings among the parties with respect to the matters contained herein and it may not be modified or amended in any manner other than pursuant to Article 14. Matters (including but not limited to Redemption Rights) affecting Additional Limited Partners who are admitted to the Partnership from time to time may be set forth from time to time in separate agreements, provided that such agreements would not require the consent of any other Limited Partners if included as part of this Agreement, and in the event of any inconsistency between this Agreement and any such separate agreement permitted hereunder, the provisions of the separate agreement shall control.

        Section 15.8 Remedies Not Exclusive. Any remedies herein contained for breaches of obligations hereunder shall not be deemed to be exclusive and shall not impair the right of any party to exercise any other right or remedy, whether for damages, injunction or otherwise.

        Section 15.9   Time.  Time is of the essence of this Agreement.

        Section 15.10 Creditors. None of the provisions of this Agreement shall be for the benefit of, or shall be enforceable by, any creditor of the Partnership.

        Section 15.11 Waiver. No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute waiver of any such breach or any other covenant, duty, agreement or condition.

        Section 15.12 Execution Counterparts. This Agreement may be executed in counterparts, all of which together shall constitute one agreement binding on all the parties hereto, notwithstanding that all such parties are not signatories to the original or the same counterpart.

        Section 15.13 Applicable Law. This Agreement shall be construed in accordance with and governed by the laws and judicial decisions of the State of Delaware, without regard to the principles of conflicts of law.

        Section 15.14 Invalidity of Provisions. If any provision of this Agreement is or becomes invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby.

                                   ARTICLE 16
                                POWER OF ATTORNEY

        Section 16.1   Power of Attorney.

             (a) Scope. Each Limited Partner and each Assignee hereby constitutes and appoints the General Partner, any Liquidator, and authorized officers and attorneys-in-fact of each, and each of those acting singly, in each case with full power of substitution and resubstitution, as its true and lawful agent and attorney-in-fact, with full power and authority in its name, place and stead to:

                  (i) execute, swear to, acknowledge, deliver, file and record in the appropriate public offices (1) all certificates, documents and other instruments (including, without limitation, this Agreement and the Certificate and all amendments or restatements thereof) that the General Partner or the Liquidator deems appropriate or necessary to form, qualify or continue the existence or qualification of the Partnership as a limited partnership (or a partnership in which the limited partners have limited liability) in the State of Delaware and in all other jurisdictions in which the Partnership may conduct business or own property; (2) all instruments that the General Partner deems appropriate or necessary to reflect any amendment, change, modification or restatement of this Agreement in accordance with its terms; (3) all conveyances and other instruments or documents that the General Partner deems appropriate or necessary to reflect the dissolution and liquidation of the Partnership pursuant to the terms of this Agreement, including, without limitation, a certificate of cancellation; (4) all instruments or documents and all certificates and acknowledgments relating to any mortgage, pledge, or other form of encumbrance in connection with any loan or other financing to the General Partner as provided by Section 7.1(a)(iii); (5) all instruments relating to the admission, withdrawal, removal or substitution of any Partner pursuant to, or other events described in, Article 11, 12 or 13 hereof or the Capital Contribution of any Partner; (6) all certificates, documents and other instruments relating to the determination of the rights, preferences and privileges of Partnership Interests; and (7) all financing statements, continuation statements and similar documents which the General Partner deems appropriate to perfect and to continue perfection of the security interest referred to in Section 5.3; and

                 (ii) execute, swear to, acknowledge and file all ballots, consents, approvals, waivers, certificates and other instruments appropriate or necessary, to evidence, confirm or ratify any vote, consent, approval, agreement or other action which is made or given by the Partners hereunder or is consistent with the terms of this Agreement or appropriate or necessary, to effectuate the terms or intent of this Agreement.

        Nothing contained herein shall be construed as authorizing the General Partner to amend this Agreement except in accordance with
        Article 14 hereof or as may be otherwise expressly provided for in this Agreement.

             (b) Additional Power of Attorney of Limited Partners. Each Original Limited Partner hereby grants to the General Partner and any Liquidator and authorizes officers and attorneys-in-fact of such Persons, and each of those acting singly, in each case with full power of substitution and resubstitution, as its true and lawful agent and attorney-in-fact, with full power and authority in its name, place and stead to execute and file in such Original Limited Partner's name any financing statements, continuation statements and similar documents and to perform all other acts which the General Partner deems appropriate to perfect and to continue perfection of the security interest in the Pledged Units referred to in Section 8.6(f). Each Additional Limited Partner hereby grants to the General Partner and any Liquidator and authorizes officers and attorneys-in-fact of such Persons, and each of those acting singly, in each case with full power of substitution and resubstitution, as its true and lawful agent and attorney-in-fact, with full power and authority in its name, place and stead to execute and file in such Additional Limited Partner's name any financing statements, continuation statements and similar documents and to perform all other acts which the General Partner deems appropriate to perfect and to continue perfection of the security interest in any Pledged Units owned by such Additional Limited Partner.

             (c) Irrevocability. The foregoing power of attorney is hereby declared to be irrevocable and a power coupled with an interest, in recognition of the fact that each of the Partners will be relying upon the power of the General Partner and any Liquidator to act as contemplated by this Agreement in any filing or other action by it on behalf of the Partnership, and it shall survive and not be affected by the subsequent Incapacity of any Limited Partner or Assignee and the transfer of all or any portion of such Limited Partner's or Assignee's Partnership Units and shall extend to such Limited Partner's or Assignee's heirs, successors, assigns and personal representatives. Each such Limited Partner or Assignee hereby agrees to be bound by any representation made by the General Partner, acting in good faith pursuant to such power of attorney; and each such Limited Partner or Assignee hereby waives any and all defenses which may be available to contest, negate or disaffirm the action of the General Partner, taken in good faith under such power of attorney. Each Limited Partner or Assignee shall execute and deliver to the General Partner or the Liquidator, within 15 days after receipt of the General Partner's request therefor, such further designations, powers of attorney and other instruments as the General Partner or the Liquidator, as the case may be, deems necessary to effectuate this Agreement and the purposes of the Partnership.

        IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.

                                 GENERAL PARTNER:

                                 REGENCY REALTY CORPORATION


                                 By:  /s/ Bruce M. Johnson
                                 Name:  Bruce M. Johnson
                                 Title: Managing Director



                                 SECURITY CAPITAL U.S. REALTY,
                                 a Luxembourg corporation


                                 By:    /s/ Gerald Morgan
                                 Name:   Gerald Morgan
                                 Title:  Senior Vice President



                                 SECURITY CAPITAL HOLDINGS, S.A.,
                                 a Luxembourg corporation


                                 By:     /s/ Gerald Morgan
                                 Name:   Gerald Morgan
                                 Title:  Senior Vice President

   Third Party Management Assets



                                 MIDLAND DEVELOPMENT GROUP, INC.,
                                 a Missouri Corporation


                                 By:  /s/ Lee S. Wielansky
                                     Lee S. Wielansky, President

   OTR Eastern Properties
     Bent Tree Plaza (North Carolina)
     Westchester Plaza (Ohio)
     Hamilton Meadows (Ohio)
     Brookville Plaza (Virginia)
     Lakeshore (Michigan)
     Evans Crossing (Georgia)
     Statler Square (Virginia)
     Kernersville Marketplace (North Carolina)
     Maynard Crossing (North Carolina)
     Shoppes at Mason (Ohio)
     Lake Pine Plaza (North Carolina)


                                 OTR/MIDLAND REALTY HOLDINGS, LTD.,
                                 an Ohio Limited Liability Company

                                 By:  Midland Realty Holdings L.L.C.,
                                      a Missouri Limited Liability Company,
                                      Managing Member


                                      By:  /s/ Lee S. Wielansky
                                          Lee S. Wielansky, Managing Member

   Beckett Commons Shopping Center
   No. 1712




                                 BECKETT PARTNERS LIMITED PARTNER-
                                 SHIP, an Ohio Limited Partnership

                                 By:  Midland-Beckett Limited Partnership,
                                      a Missouri Limited Partnership, General
                                      Partner

                                      By:  Beckett Equities, Inc., a Missouri
                                           Corporation, General Partner


                                       By:  /s/ Lee S. Wielansky
                                           Lee S. Wielansky, President

   East Pointe Shopping Center
   No. 1709




                                 REYNOLDSBURG PARTNERS,
                                 an Ohio General Partnership


                                 By:  Midland Reynoldsburg Development
                                      Company Limited Partnership, a
                                      Missouri Limited Partnership, Managing
                                      General Partner

                                      By:  Reynoldsburg Equities, Inc., a
                                           Missouri Corporation, General
                                           Partner


                                       By:  /s/ Lee S. Wielansky
                                           Lee S. Wielansky
                                           Managing Member

   Franklin Square
   No. 1705



                                 MIDLAND FRANKFORT DEVELOPMENT CO.
                                 L.L.C., a Kentucky Limited Liability Company


                                 By:  /s/ Lee S. Wielansky
                                      Lee S. Wielansky, Manager


                                 By:  /s/ Ned M. Brickman
                                      Ned M. Brickman, Manager


                                 By:  /s/ Stephen M. Notestine
                                      Stephen M. Notestine, Manager

   Maxtown Road Shopping Center
   No. 1710




                                 MAXTOWN PARTNERS, LTD.,
                                 an Ohio Limited Liability Company

                                 By:  Maxtown Development Company L.L.C.,
                                      a Missouri Limited Liability Company,
                                      Voting Member


                                      By:  /s/ Lee S. Wielansky
                                          Lee S. Wielansky, Managing Member


                                      By:  /s/ Ned M. Brickman
                                          Ned M. Brickman, Managing Member

   St. Ann Square
   No. 1706



                                 K & M DEVELOPMENT COMPANY,
                                 a Missouri General Partnership


                                 By:  /s/ Lee S. Wielansky
                                      Lee S. Wielansky, Managing Partner

   Worthington Park Centre
   No. 1711




                                 WORTHINGTON DEVELOPMENT COMPANY,
                                 an Ohio General Partnership


                                 By:  /s/ Ned M. Brickman
                                      Ned M. Brickman, Managing General
                                        Partner

   Acquisition Contracts


                                 MIDLAND ACQUISITIONS, INC.



                                 By:  /s/ Lee S. Wielansky
                                      Lee S. Wielansky, President

   Acquisition Contracts


                                 MIDLAND RALEIGH ACQUISITIONS, LLC,
                                 a North Carolina Limited Liability Company


                                 By:  /s/ Lee S. Wielansky
                                      Lee S. Wielansky, Manager

   Acquisition Contracts


                                 MIDLAND DALLAS ACQUISITIONS, INC.


                                 By:  /s/ Lee S. Wielansky
                                      Lee S. Wielansky, President

   Acquisition Contracts



                                 MIDLAND MICHIGAN ACQUISITIONS, INC.


                                 By:  /s/ Lee S. Wielansky
                                      Lee S. Wielansky, President

   Monument




                                 MIDLAND MONUMENT DEVELOPMENT
                                 COMPANY, a Colorado Limited
                                 Liability Company


                                 By:  /s/ Lee S. Wielansky
                                      Lee S. Wielansky, Manager

   Cheyenne, WY




                                 MIDLAND CHEYENNE, WY DEVELOPMENT
                                 COMPANY, a Wyoming Limited
                                 Liability Company


                                 By:  /s/ Lee S. Wielansky
                                      Lee S. Wielansky, Manager

   Charlottesville




                                 MIDLAND CHARLOTTESVILLE DEVELOP-
                                 MENT COMPANY, a Virginia Limited
                                 Liability Company


                                 By:  /s/ Lee S. Wielansky
                                      Lee S. Wielansky, Manager

   Waterford




                                 MIDLAND WATERFORD DEVELOPMENT
                                 COMPANY, a Michigan Limited
                                 Liability Company


                                 By:  /s/ Lee S. Wielansky
                                      Lee S. Wielansky, Manager

   Parker/Stroh




                                 MIDLAND PARKER DEVELOPMENT
                                 LLC, a Colorado Limited
                                 Liability Company


                                 By:  /s/ Lee S. Wielansky
                                      Lee S. Wielansky, Manager

   Creekside
   Village Center
   Garner
   Windmiller




                                 MIDLAND REALTY HOLDINGS, L.L.C.,
                                 a Missouri Limited Liability Company


                                 By:  /s/ Lee S. Wielansky
                                      Lee S. Wielansky, Managing Member

                                    EXHIBIT A
                       PARTNERS, CONTRIBUTIONS, UNITS AND
                              PARTNERSHIP INTERESTS



                                [TO BE ATTACHED]

                                 SCHEDULE 7.8(b)

                           REGENCY'S PFIC OBLIGATIONS

                                 SCHEDULE 8.6(a)

                       TRANSFER RESTRICTIONS IN REGENCY'S
                            ARTICLES OF INCORPORATION

                                SCHEDULE 13.4(a)

                         ELECTING PARTNERS WITH DEFICIT
                       CAPITAL ACCOUNT MAKE-UP REQUIREMENT


                      [to be completed prior to execution]